STOCK PURCHASE AGREEMENT



                            Dated as of July 14, 2000



                                  By and Among





                                  QVESTOR, LLC
                                (the "Purchaser")



                                      and




                             IXION BIOTECHNOLOGY, INC.
                                 (the "Company")





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                                TABLE OF CONTENTS
                                -----------------




ARTICLE I PURCHASE OF THE STOCK.............................................1

   1.1    Purchase of the Stock.............................................1
   1.2    Purchase Price and Method of Payment..............................1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................2

   2.1    Valid Corporate Existence; Qualification..........................2
   2.2    Capitalization....................................................2
   2.3    No Subsidiaries...................................................3
   2.4    Consents..........................................................3
   2.5    Corporate Authority; Binding Nature of Agreement; Title
                to the Stock, etc.                                       ...3
   2.6    Financial Statements..............................................3
   2.7    Liabilities.......................................................4
   2.8    Actions Since Balance Sheet Date..................................4
   2.9    Absence of Material Changes.......................................5
   2.10   Taxes.............................................................5
   2.11   Ownership of Assets; Intellectual Property, etc...................5
   2.12   Insurance.........................................................6
   2.13   Litigation, Compliance with Laws..................................6
   2.14   Real Property.....................................................7
   2.15   Agreements and Obligations, Performance...........................7
   2.16   Condition of Assets...............................................8
   2.17   Accounts and Notes Receivable.....................................8
   2.18   Permits and Licenses..............................................8
   2.19   Banking Arrangements..............................................8
   2.20   Interest in Assets................................................8
   2.21   Salary Information................................................9
   2.22   Employee Benefit Plans............................................9
   2.23   Brokers...........................................................9
   2.24   Labor Discussions.................................................9
   2.25   Change of Name....................................................9
   2.26   Untrue or Omitted Facts..........................................10
   2.27   Accountant Letters...............................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER....................10

   3.1    Valid Corporate Existence; Qualification; Consents...............10
   3.2    Corporate Authority; Binding Nature of Agreement.................10
   3.3    No Breach........................................................11
   3.4    Brokers..........................................................11

   3.5    Litigation; Compliance with Laws.................................11
   3.6    Untrue or Omitted Facts..........................................12
   3.7    Private Placement................................................12

ARTICLE IV COVENANTS.......................................................13

   4.1    Pre-Closing Covenants of the Company.............................13

ARTICLE V CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER
TO CLOSE...................................................................14

   5.1    Representations and Warranties...................................15
   5.2    Covenants........................................................15
   5.3    No Actions.......................................................15
   5.4    Consents; Licenses and Permits...................................15
   5.5    No Material Change...............................................15
   5.6   Certificate.......................................................15
   5.7   Opinion...........................................................15
   5.8   Employment and Director's Agreement...............................16
   5.9   Lease Agreements..................................................16
   5.10  Deferred Compensation.............................................16
   5.11  Additional Documents..............................................17

ARTICLE VI CONDITIONS PRECEDENT TO THE  OBLIGATION OF THE COMPANY TO CLOSE.17

   6.1    Representations and Warranties...................................17
   6.2    Covenants........................................................17
   6.3    No Actions.......................................................17
   6.4    Consents.........................................................17
   6.5    Certificate......................................................18
   6.6    Side Letter......................................................18
   6.7   Additional Documents..............................................18

ARTICLE VII CLOSING........................................................18

   7.1    The Closing......................................................18
   7.2    Location, Time and Date..........................................18
   7.3    Conditions of Closing............................................18
   7.4    Items to be Delivered by the Company.............................19
   7.5    Items to be Delivered by Purchaser...............................19
   7.6    Transfer of Possession...........................................19

ARTICLE VIII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..................20

   8.1    Survival.........................................................20
   8.2    Indemnification by the Company...................................20

   8.3    Indemnification by the Purchaser.................................20
   8.4    Limitations of Liability.........................................21
   8.5    Defense of Claims................................................22

ARTICLE IX TERMINATION AND WAIVER..........................................22

   9.1    Termination......................................................22
   9.2    Waivers..........................................................23

ARTICLE X MISCELLANEOUS PROVISIONS.........................................23

   10.1   Expenses.........................................................23
   10.2   Confidential Information.........................................23
   10.3   Modification, Termination or Waiver..............................24
   10.4   Publicity........................................................24
   10.5   Notices..........................................................24
   10.6   Binding Effect and Assignment....................................25
   10.7   Entire Agreement.................................................25
   10.8   Exhibits.........................................................26
   10.9   Governing Law; CPR; Arbitration..................................26
   10.10     Section Headings..............................................26
   10.11     Gender........................................................26
   10.12     Severability..................................................26
   10.13     Attorneys'Fees................................................26
   10.14     Counterparts..................................................27
   10.15     Recitals......................................................27
   10.16     Definition of Knowledge.......................................27
   10.17     Benefits to Others............................................27

                            STOCK PURCHASE AGREEMENT
                            ------------------------



     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 14, 2000, by and among Ixion Biotechnology, Inc., a Delaware corporation (the "Company") and QVESTOR LLC, a Delaware limited liability company, ("Purchaser").

                              W I T N E S S E T H:
                              --------------------


     WHEREAS, the Purchaser desires to acquire from the Company, and the Company desires to issue and to sell or to cause to be transferred to the Purchaser 3,337,500 shares of the Company's $.01 par value common stock (the "Company Common Stock") pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby, the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company do hereby agree as follows:


                                   ARTICLE I
                                   ---------

                              PURCHASE OF THE STOCK
                              ---------------------


     1.1 Purchase of the Stock. Upon the terms and subject to the conditions set forth in this Agreement and in the Shareholders' Agreement dated as of July 14, 2000 attached hereto as Exhibit 1.1 hereto ("Shareholders' Agreement"), the Purchaser hereby agrees to acquire from the Company, and the Company hereby agrees to issue and to sell to the Purchaser at the Closing 3,337,500 shares of the Company Common Stock (the "Purchased Stock.")


     1.2 Purchase Price and Method of Payment. The cash component of the purchase price shall be two dollars per share of Purchased Stock, for a total purchase price of $6,675,000 to be paid for the Purchased Stock (the "Purchase Price"), and the method payment of the same shall be as set forth in this
Section 1.2.

     (a) Initial Disbursement. At the Closing, the Purchaser shall a portion of the Purchase Price to the Company in the amount of $3,321,697 dollars by wire transfer to a bank account to be designated in writing by the Company prior to Closing.

     (b) Disbursement of Balance of the Purchase Price. The Purchaser shall pay the balance of the cash Purchase Price not later than July 14, 2001 by wire transfer to such bank account.


                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF THE COMPANY
                                 --------------


         The Company makes the following representations and warranties to the Purchaser, each of which shall be deemed material (and the Purchaser, in executing, delivering, and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

     2.1 Valid Corporate Existence; Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to carry on its businesses as now conducted and to own its assets. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 2.1 and in those jurisdictions in which the Company is required to qualify in order to own its assets or properties or to carry on its businesses as now conducted, except where the failure to qualify would not have a material adverse effect on the business of the Company taken as a whole, and there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of the Company's good standing certificates or certificates of existence (issued by the appropriate authority), Certificate of Incorporation (certified by the appropriate authority) and By-Laws (certified by the Secretary), as amended to date, which constitute a part of Schedule 2.1 are true and complete copies of those documents as now in effect. The minute books of the Company contain accurate records of all meetings of its Boards of Directors and stockholders since the date of incorporation, and accurately reflect all material transactions referred to therein. At Closing, all such minute books and records will be in the possession of the Company.

     2.2 Capitalization. As of the Closing, after the issuance of the Purchased Stock and the shares of Company Common Stock referred to Section 5.11 below: (i) the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock ("Authorized Common Stock"), of which 6,773,653 shares will be issued and outstanding ("Issued Common Stock") and one million shares of Preferred Stock, none of which has been issued or is outstanding ("Preferred Stock"); (ii ) all of such Issued Common Stock will have been duly authorized, validly issued, fully paid, and nonassessable; (iii) except as set forth on
Schedule 2.2, there are no subscriptions, options, warrants, rights, or calls or other commitments or agreements to which the Company is a party, calling for the issuance, transfer, sale, or other disposition of any class of securities of the Company; and (iv) except as set forth on Schedule 2.2, the Company has no class of securities other than the Company Common Stock and the Preferred Stock and the Company has never issued any securities convertible or exchangeable, actually or contingently, into shares of the Company Common Stock, or any other securities of the Company.

     2.3 No Subsidiaries. Except as set forth on Schedule 2.3, there are no corporations, partnerships, or other business entities controlled by the Company (collectively, "Subsidiaries"). As used herein, "controlled by" means (a) the ownership of not less than fifty percent (50%) of the voting securities or other interests of a corporation, partnership, or other business entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership, or other business entity, whether through the ownership of voting shares, by contract or otherwise. The Company has not made any investment in, and does not own, any capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity that is not reflected on its books and records.

     2.4 Consents.

         Except as set forth on Schedule 2.4, there are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of Company to enable the Company to enter into and carry out this Agreement in all material respects.

     2.5 Corporate Authority; Binding Nature of Agreement; Title to the Stock, etc. The Company has the power to enter into this Agreement and to carry out its obligations hereunder. At the Closing, the Company's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized by the Company's Board of Directors, and no other corporate proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of the Company and, assuming that this Agreement constitutes the legal, valid, and binding agreement of the Purchaser, is enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity.

     2.6 Financial Statements. The financial statements of the Company for the last three (3) fiscal years ended December 31, 1997, 1998, and 1999, respectively, and the interim financial statements of the Company for the five month fiscal period ended May 31, 2000 (collectively "Financial Statements"), copies of which are attached hereto as Schedule 2.6, taken as a whole, fairly present the financial position of the Company as of such dates and the results of its operations for such fiscal years and fiscal periods (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which will not be material in amount or effect to the Company taken as a whole), and; except as set forth therein or in Schedule 2.6, and except for the interim financial statements, were prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the fiscal years and fiscal period covered thereby.

     2.7 Liabilities. As at May 31, 2000 (the "Balance Sheet Date"), the Company had no material debts, liabilities or obligations, contingent or absolute, that would be required by GAAP to be reflected on the books of the Company (including, without limitation, any contingent tax liabilities), other than those debts, liabilities and obligations reflected or reserved against in the Company's unaudited balance sheet dated May 31, 2000 ("Balance Sheet") at the Balance Sheet Date or as set forth on Schedule 2.7.

     2.8  Actions  Since  Balance  Sheet  Date.  Except as  otherwise  expressly provided or set forth in the Financial Statements or Balance Sheet, or as required by this Agreement, or as set forth in Schedule 2.8, since the Balance Sheet Date, the Company has not: (a) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (b) incurred any material obligations or liabilities, except those arising in the ordinary and usual course of its business, that would normally be reflected on the books of the Company; (c) incurred any material contingent obligation or liability, except those arising in the ordinary and usual course of its business; (d) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Balance Sheet Date in the ordinary and usual course of business; (e) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (f) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (g) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business or as approved by Purchaser in writing; (h) entered into any material transaction not in the ordinary and usual course of business; (i) waived any rights of material value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business;
(j) except in the ordinary and usual course of business made any loans or advances to any person, or assumed, guaranteed, or otherwise become responsible for the obligations of any person; or (k) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business). To the extent that any moneys are outstanding under any line of credit of the Company, all such funds were utilized in the ordinary and usual course of business. Since the Balance Sheet Date the Company has not declared, paid, or set aside any dividends (other than normal recurring dividends paid in the ordinary course of business and in the same proportions as the prior year) or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock.

     2.9 Absence of Material Changes. Except as otherwise expressly provided or set forth in the Financial Statements or Balance Sheet, or as required by this Agreement, or as set forth in Schedule 2.9, there has not been any material change, whether or not adverse, in the assets, properties, operations, or financial condition of the Company. Since the Balance Sheet Date, no event has occurred, other than in the ordinary and usual course of business and as set forth in such Schedule 2.9, that reasonably could be expected to have a material effect upon the business of the Company, and the Company does not know of any development or threatened development of a nature that will have, or which could be reasonably expected to have, a material effect upon the business of the Company or upon any of its assets, properties, operations or financial condition.

     2.10 Taxes. Each of the Company's federal income tax returns for each of the fiscal years ending December 31, 1997 and 1998 was prepared in conformity with the Financial Statements and/or Balance Sheet. Except as set forth in
Schedule 2.10, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state, or any foreign country, or by any other taxing authority, which have become due or payable by the Company, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves, including deferred taxes computed in accordance with GAAP, shown in its books of account; all deposits required by law to be made by the Company with respect to estimated income, franchise, sales, use, and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. Except as set forth in
Schedule 2.10, the federal and state income tax returns of the Company have not been audited within the three years preceding the Closing Date.

     2.11 Ownership of Assets; Intellectual Property, etc.

     (a) Except as set forth in Schedule 2.11, the Company owns and has exclusive, good, and, marketable title to all of its assets, properties, Intellectual Property (as defined below), and businesses (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer, or other encumbrances or changes. Such assets, together with such additional assets as the Company leases or licenses from others, are, in the reasonable business judgment of the Company, sufficient to permit the Company to conduct its business as now conducted.

     (b) Schedule 2.11 sets forth a true and complete list of all patents, copyrights, trademarks, and trade names that are either owned by the Company or in which it has an interest as owner or licensee ("Intellectual Property"). Except as set forth in said Schedule 2.11: (i) no other person or entity has any proprietary or other interest in any such Intellectual Property and such Intellectual Property so owned or licensed is, in the reasonable business judgment of the Company, sufficient to permit the Company to conduct its business as now conducted; (ii) the Company is not a party to or bound by any license or agreement requiring the payment to any person or entity of any royalty; (iii) the Company does not know, or have reasonable grounds to know, of any infringement by others of the Intellectual Property of the Company; and (iv) to the knowledge of the Company, the Company is not infringing upon any patent, copyright, trade name or trademark, or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or are threatened and no claim has been received by the Company alleging any such violation.

         (c) To the best of the Company's knowledge, based on preliminary patent searches conducted by the Company and its counsel prior to filing applications for any of the Company's patents, and further based on such patent searches and other disclosure of prior art that the Company discovered, or which were called to its attention or to the attention of its counsel during the prosecution of any of the Company's patent applications, there is no generic patent that would prevent the development of the Company's diabetes-related technology and Intellectual Property.

     2.12 Insurance. All of the Company's policies of fire, liability and other forms of insurance, except as set forth in Schedule 2.12: (i) are presently in effect, and all premiums have been timely paid; and (ii) are carried on an "occurrence basis." Except as set forth in said Schedule 2.12, the Company does not know of any state of facts, or of the occurrence of any event which might reasonably (i) form the basis for a valid claim for any material damages against the Company not fully covered by insurance; or (ii) result in a material increase in insurance premiums of the Company on a retroactive or prospective basis; or (iii) give rise to any claim which an employee may have against the Company that is not fully covered by insurance (including any medically related illness).

     2.13 Litigation, Compliance with Laws.

         (a) Except as set forth in Schedule 2.13, there are no actions, suits, proceedings, or governmental investigations relating to the Company or to any of its properties, assets, Intellectual Property, or business, filed or commenced and pending or, to the knowledge of the Company, threatened, or any order, injunction, award, or decree outstanding, against the Company or against or relating to any of its properties, assets, Intellectual Property, or business; and the Company does not know of any basis for any such action, suits, or proceedings within the past two years which could reasonably be expected to have a material adverse effect on the business, financial condition, or operations of the Company.

         (b) Except as set forth in Schedule 2.13, there are no pending claims, investigations, charges, citations, hearings, consents, decrees, or litigation pending, or to the knowledge of the Company, threatened against the Company with respect to wages, compensation, bonuses, commissions, or awards or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, veteran's status, marital status, disability, or any other recognized attribute under any applicable equal employment law of any federal, state, or municipal government entity prohibiting discrimination.

     2.14 Real Property. Schedule 2.14 sets forth a brief description of all real properties which are leased to, owned, or utilized by the Company including all material structures located thereon (the "Structures") and are subject to the transactions contemplated by this Agreement (collectively, the "Property"). To the knowledge of the Company:

                 (a) All uses of all of such Property by the Company conform, in all material respects, to all applicable building, fire, environmental, and zoning ordinances, laws, codes, and regulations (including, without limitation, the Americans' with Disabilities Act) and, to the knowledge of the Company and the Company, to all terms of the leases relating thereto;

                 (b) Except as otherwise described in Schedule 2.14, all of the Property is in usable and operating condition without the necessity of any major repairs, and all such real properties can be used for their intended purposes;

     2.15 Agreements and Obligations, Performance. Except as listed and briefly described in Schedule 2.15 (the "Listed Agreements"), as of the Closing Date, the Company is not a party to, nor is bound by any: (a) written or oral contract, arrangement, commitment, or understanding (collectively, "Contract") which Contract involves aggregate payments in excess of Ten Thousand Dollars ($10,000) and which Contract cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (b) contractual obligation or contractual liability of any kind to the officers or directors of the Company; (c) deferred compensation bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (d) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographical area, except for manufacturer's representatives or distribution agreements; (e) contract or option relating to the acquisition or sale of any business; (f) voting trust agreement or similar stockholders' agreement; or (g) other Contract which materially and adversely affects any of its properties, assets, or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. The Company has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements or under any other contract, commitment, or understanding, and has received no notice of any default or alleged default hereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. The Company does not know of any material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

     2.16 Condition of Assets. Except as set forth on Schedule 2.16, and except for normal breakdowns and servicing requirements, all machinery and equipment and laboratories (collectively "Assets") regularly used by the Company in the conduct of its business has been maintained and repaired in accordance with the Company's maintenance standards for such Assets and all such are in good operating condition.

     2.17 Accounts and Notes Receivable.

Except as set forth on Schedule 2.17, all of the accounts and notes receivable reflected in the Financial Statements of the Company were or will have been created in the ordinary course of its business, from the sale of services or goods, and the Company does not know of any valid

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
defense or right of set-off to the rights of the Company to collect such accounts receivable in the full amounts shown.

     2.18 Permits and Licenses. Except as set forth in Schedule 2.18, the Company has all permits, licenses, orders, franchises, and approvals of all federal, state, local, and foreign governmental or regulatory bodies, whose failure to be held would materially and adversely affect the Company's ability to carry on its business as presently conducted and such permits, licenses, orders, franchises and approvals are in full force and effect, and no suspension or cancellation of any of such other permits, licenses, etc., is pending or to the knowledge of the Company threatened; and the Company is in compliance in all material respects with all requirements, standards, and procedures of the federal, state, local, and foreign governmental bodies which have issued such permits, licenses, orders, franchises, and approvals.

     2.19 Banking Arrangements. Schedule 2.19 sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box.

     2.20 Interest in Assets. Except as set forth in Schedule 2.20, none of the officers, directors, or shareholders, or any affiliate thereof, own any Intellectual Property or other proprietary rights, tangible or intangible, used in or related, directly or indirectly, to the business of the Company. As used herein, "affiliate" means any person, corporation, or other entity (other than the Company) which directly or indirectly controls, is controlled by or is under common control with any officer, director or shareholder.

     2.21 Salary Information. Schedule 2.21 contains a list of the names and current salary rates of and bonus commitments to all present officers and directors of the Company.

     2.22 Employee Benefit Plans. Other than as set forth on Schedule 2.22, (i) there are no "employee pension benefit plans" (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company, and (ii) the Company does not have any policies or plans, whether written or not, that provide for vacation benefits, severance benefits, leave rights, or other benefits to its employees. .

     Except as otherwise set forth in Schedule 2.22 hereto, the Company does not have a Company Employees' (401(k)) Profit Sharing Plan .

     2.23 Brokers. Except as described in Schedule 2.23, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Purchaser or an affiliate thereof by the Company without the intervention of any broker, finder, investment banker, or other third party. Except as described in Schedule 2.23, the Company has not engaged, consented to, or authorized any broker, finder, investment banker, or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Company agrees to indemnify the Purchaser against, and to hold it harmless from any claim for brokerage or similar commission or other compensation which may be made against the Purchaser by any third party in connection with any transactions contemplated hereby which claim is based upon any action by the Company.

     2.24 Labor  Discussions.  Except with respect to the  agreements  listed in
Schedule 2.24, the Company is not, nor has it ever been, a party to any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the Company's employees, nor obligated under any agreement to recognize or bargain with any labor organization or union, nor involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

     2.25 Change of Name. The Company has not conducted business under any name during the past five years except those set forth on Schedule 2.25.

     2.26 Untrue or Omitted Facts. No representation, warranty, covenant, or statement by the Company in this Agreement contains any untrue statement of a material fact, or fails to state a fact necessary in order to make such representation, warranty, covenant, or statements not materially misleading. Without limitation of the foregoing, there is no fact known to the Company or to the Company's officers, managers, or directors that has had, or which may be reasonably expected to have, a material adverse effect on the Company or any of its assets, properties, operations, or businesses and that has not been disclosed in writing to the Purchaser.

     2.27 Accountant Letters. Within the past five fiscal years of the Company, the Company has not received any correspondence with its accountants, including without limitation, management letters, which have indicated or disclosed that there is a "material weakness" in or "reportable condition" with respect to (as those terms are defined under GAAP) the Company's financial condition.


                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------


     The Purchaser makes the following representations and warranties to the Company, each of which shall be deemed material (and the Company, in executing, delivering, and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

     3.1 Valid Corporate Existence; Qualification; Consents. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the power to carry on its business as now conducted and to own its assets. Except as set forth in
Schedule 3.1, there are no consents of governmental or other regulatory agencies, foreign or domestic, or of other parties required to be received by or on the part of the Purchaser to enable the Purchaser to enter into and carry out this Agreement in all material respects.

     3.2 Corporate Authority; Binding Nature of Agreement. The Purchaser has the power to enter into this Agreement and to carry out its obligations thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser's Members and no other proceeding on the part of the Purchaser or any affiliate will be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of the Purchaser and, assuming that this Agreement constitutes the legal, valid and binding agreement of the other parties, is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and similar laws affecting the rights of creditors and subject to general principles of equity.

     3.3 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

              (a) violate or conflict with any provisions of the Articles of Organization or Operating Agreement of the Purchaser;

              (b) violate or, alone or with the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Purchaser is a party or by which it or any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to Closing, be, obtained);

              (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser or pursuant to the terms of any such agreement or, instrument;

              (d) violate any judgment, order, injunction, decree or award against, or binding upon the Purchaser or upon its properties or assets; or

              (e) violate any law or regulation of any jurisdiction relating to the Purchaser or any of its securities, assets or properties.

     3.4 Brokers. Neither the Purchaser nor any affiliate has engaged, consented to, or authorized any broker, finder, investment banker, or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Purchaser agrees to indemnify the Company against, and to hold it harmless from, any claim for brokerage or similar commission or other compensation which may be made against the Company or the Company by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by the Purchaser or any affiliate.

     3.5 Litigation; Compliance with Laws. There are no actions, suits, proceedings or governmental investigations relating to the Purchaser or any of its subsidiaries or affiliates filed or commenced and pending or, to the knowledge of the Purchaser, threatened, or any order, injunction, award or decree outstanding against the Purchaser or any of its subsidiaries or affiliates; the Purchaser is not in material violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court, or arbitrator relating to its securities, businesses, properties, or assets which could have a materially adverse effect on the business, financial condition or operation of the Purchaser.

     3.6 Untrue or Omitted Facts. No representation, warranty, or statement by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties, or statements not materially misleading.

     3.7 Private Placement.

     (a) The Purchased Shares are being acquired by Purchaser for its own account for investment and not with a view of the resale or distribution there of, and Purchaser has no present intention of making any distribution or disposition of any of such Purchased Shares. Purchaser understands that the Purchased Shares are being sold in a transaction which is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), and that such Purchased Shares must be held and not resold unless they are subsequently registered under the Act or an exemption from such registration is available and the certificates issued to evidence such Purchased Shares shall contain a legend to the foregoing effect.

     (b) Purchaser has had access to the documents referred to in the response dated May 5, 2000 to the Preliminary Due Diligence Request List, including, without limitation, the annual report on Form 10-KSB for the year ended December 31, 1999, the quarterly report on Form 10-QSB for the quarter ended March 31, 2000, filed by the Company with the Securities and Exchange Commission, and has been furnished additional documents by the Company's patent counsel.

     (c) Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Purchased Shares, and any such questions have been answered satisfactorily. In addition, Purchaser has had the opportunity to request additional information from the Company. Any such requested additional information has been provided.

     (d) Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company, and in entering into this transaction, the Purchaser is not relying upon any information other than that referred to herein. Neither the Company, nor any other person acting on its behalf has offered or sold the Purchased Shares to Purchaser by any form of general solicitation or general advertising.

     (e) Purchaser  understands  that the Purchased Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Purchased Shares.

     (f) Purchaser acknowledges that the certificate for the Purchased Shares will bear the following legend to the effect that the Purchased Shares have been acquired for investment, have not been registered under the Securities Act of 1933, and may not be sold, transferred, pledged, or hypothecated in the absence of such registration or an exemption therefrom under said Act, and appropriate stop transfer instructions will be noted in the Company's stock records.

                                   ARTICLE IV
                                   ----------

                                    COVENANTS
                                    ---------


                      [Pre-Closing Covenants Will Not Apply
         If the Agreement Is Executed Simultaneously With the Closing.]

     4.1 Pre-Closing Covenants of the Company. The Company hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

     (a) Access. Between the date hereof and Closing, the Company shall give to authorized representatives of the Purchaser (including, without limitation, attorneys, accountants, appraisers, environmental experts, and equipment experts) (collectively, the "Representatives"), access to and the right to make complete and thorough inspections of the Company and all its business and assets, Intellectual Property, and business records, during normal business hours, in such manner as not to unduly disrupt normal business activities.

     (b) Preservation of Business. The Company shall preserve the preserve the business of the Company. Without limiting the generality of the foregoing, the Company shall take no action, or omit to take any action, that may adversely affect the business and goodwill of the Company. The Company shall conduct its business only in the ordinary and usual course and make no material change in any of its policies without the prior written consent of the Purchaser. Between the execution date of the Agreement and the Closing Date, the stockholder's equity of the Company shall not change other than through normal operating profits or losses, and normal distributions (including tax distributions), all of which are paid in the normal and ordinary course of business, without Purchaser's prior written permission.

     (c) Insurance. The Company shall maintain in force the insurance policies referenced in Section 2.12, except to the extent that they may be replaced with equivalent policies.

     (d) Liabilities. The Company shall not incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (a) debts, liabilities, and obligations set forth in the Balance Sheet;
(b) debts, liabilities and obligations arising after the Balance Sheet Date in the ordinary and usual course of its business; and (c) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits attached to this Agreement, or related to the performance of this Agreement by the Company.

     (e) No Breach. The Company will use its best efforts to assure that all of the representations and warranties of the Company contained herein are true in all material respects on the Closing Date as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its or their covenants, representations or warranties contained herein that has not been cured by the Closing. The Company will not take any action or do anything that will cause a breach of or default respecting such covenants, representations or warranties, and the Company shall promptly notify the Purchaser of any event or fact that represents or is likely to cause such a breach or default.

     (f) No Agreements. Neither the Company nor any of its officers or directors shall enter into any agreement or understanding, for the sale or possible sale of any securities of the Company or the business or the assets of the Company with anyone other than the Purchaser.

     (g) No Breach. The Purchaser will use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing Date as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing. The Purchaser will not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations and warranties and shall promptly notify the Company of any event or fact which represents or is likely to cause such breach or default.


                                   ARTICLE V
                                   ---------

                           CONDITIONS PRECEDENT TO THE
                           ---------------------------
                      OBLIGATION OF THE PURCHASER TO CLOSE
                      ------------------------------------


     The obligation of the Purchaser to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Purchaser (except when the fulfillment of such condition is a requirement of law).

     5.1 Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in any written statement, certificate, or schedule delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

     5.2 Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

     5.3 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which, if successful, would materially affect the right of the Purchaser to own the Purchased Stock or which, if successful, would have a material adverse effect on the operation of the Company's business.

     5.4 Consents; Licenses and Permits. The Company shall have each obtained all consents, licenses, and permits of third parties necessary for the performance by it of its obligations under this Agreement and such other consents, if any, which are necessary to prevent (a) agreements of the Company from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition, or assets of the Company, or (b) except for indebtedness for borrowed money, any material indebtedness of the Company from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement; any other provision of this Agreement to the contrary notwithstanding.

     5.5 No Material Change. There shall have been no material change, whether or not adverse at the Closing Date in the business, assets, properties, operations, financial status or prospects of the Company since the Balance Sheet Date.

     5.6 Certificate. The Purchaser shall have received a certificate in the form annexed hereto as Exhibit 5.6 dated the Closing Date, signed by the Chairman and Chief Executive Officer and Secretary or Assistant Secretary of the Company as to the satisfaction of the conditions contained in Sections 5.1 through 5.5.

     5.7 Opinion. The Purchaser shall have received the written opinion of Brashear & Associates, P.L., dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its counsel substantially to the effect set forth on Exhibit 5.7 hereto.

     5.8   Employment and Director's Agreement.

      (a) At the Closing. Weaver H. Gaines ("Gaines") shall have executed the Employment Agreement with the Company annexed hereto as Exhibit 5.8 (a), and such Employment Agreement for Gaines shall supersede in all respects the Employment Agreement for Gaines heretofore in effect dated August 31, 1994, and all amendments, renewals, and modifications thereto.

      (b) At or Prior to the Closing. David C. Peck and the Company shall terminate in all respects the Employment Agreement dated August 31, 1994 and the Consulting Agreement dated July 1, 1996, and all amendments, modifications and extensions thereto, (collectively "Peck Agreements") and pursuant to such termination, David C. Peck shall release the Company and the Purchaser and any affiliate from all liability and obligations whatsoever arising under said Peck Agreements or the termination thereof and shall have executed the Director's Agreement with the Company annexed hereto as Exhibit 5.8(b) and such Director's Agreement shall supersede in all respects the Employment Agreement and the Consulting Agreement for Peck.

     5.9 Lease Agreements. At the Closing any landlord's consents that may be required under the Real Property leases with respect to the properties leased by the Company to permit such leases to remain in effect on their current terms and conditions following the Closing shall have been obtained by the Company.

     5.10 Deferred Compensation.

              (a) Prior to the Closing, the Company shall have terminated the following deferred compensation plans and all modification amendments and renewals thereof: (i) the Deferred Compensation Plan Agreement with David C. Peck ("Peck") dated April 1, 1994; (ii) the Deferred Compensation Plan Agreement with Ammon B. Peck dated June 1, 1994 ("A. Peck"); (iii) the Deferred Compensation Plan Agreement with Weaver H. Gaines ("Gaines") dated January 1, 1994, and the Deferred Compensation Plan Agreement with Theodore L. Snow dated January 3, 1994 (collectively, the "Plans").

              (b) The Company shall have obtained releases in favor of the Company, the Purchaser and any affiliate from each of Peck, A. Peck, Gaines, and Snow releasing the Company, the Purchaser, and any affiliate from all obligations and liabilities whatsoever arising under said Plans or the termination thereof.

              (c) All deferred compensation amounts arising pursuant to such Plans shall have been converted into restricted shares of the Company Common Stock at the rate of $4.00 per share; provided that $84,000 of the deferred compensation amount owed to Peck shall not be so converted but instead, will be paid in cash to Peck by the Company at the closing.

     5.11 Additional Documents. The Company and the shall have delivered all such other certificates and documents as the Purchaser or its counsel may have reasonably requested.


                                   ARTICLE VI
                                   ----------

                          CONDITIONS PRECEDENT TO THE
                          ---------------------------
                       OBLIGATION OF THE COMPANY TO CLOSE
                       ----------------------------------


     The obligation of the Company to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Company (except when the fulfillment of such condition is a requirement of law).

     6.1 Representations and Warranties. All representations and warranties of the Purchaser contained in this Agreement and in any, Exhibit, certificate, or schedule delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

     6.2 Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied by it prior to or at the Closing.

     6.3 No Actions. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which, if successful, would have a material adverse effect on the assets, properties and business of the Purchaser.

     6.4 Consents. The Purchaser shall have obtained all consents, licenses and permits of third parties necessary for the performance of all its respective obligations under this Agreement.

     6.5 Certificate. The Company shall have received a certificate in the form annexed hereto as Exhibit 6.5 dated the Closing Date, signed by Per-Olof. Wallstrom, the authorized representative of Purchaser's sole Member, Q-Med, AB
(publ), a corporation organized under the laws of the Kingdom of Sweden ("Q-Med") as to the satisfaction of the conditions contained in Sections 6.1 through 6.5.

     6.6 Side Letter. Purchaser shall have delivered a side letter agreement setting forth certain agreements of Q-Med in the form annexed hereto as Exhibit 6.6, dated the Closing Date, signed by authorized representatives of Q-Med.

     6.7 Additional Documents. The Purchaser shall have delivered all such certified resolutions, certificates and documents with respect to the Purchaser as the Company or their counsel reasonably may have requested.

                                  ARTICLE VII
                                  -----------

                                    CLOSING
                                    -------

     7.1 The Closing. The closing of the purchase of the Purchased Stock contemplated by this Agreement (the "Closing") shall be deemed to occur simultaneously with the satisfaction of all of the conditions precedent to the obligations of the parties to close as set forth in Articles V and VI and upon the delivery by the parties of all of the items to be delivered by them pursuant to Sections 7.4 and 7.5 of this Article VII. The date on which the Closing shall be deemed to have occurred is referred to in this Agreement as the "Closing Date."

     7.2 Location, Time and Date. The location for the delivery of the items to be delivered by the parties under the conditions of Closing set forth in Section
7.3 hereof shall be at the New York Athletic Club, 180 Central Park South, New York, NY 10019 at 2:00 p.m., or at such other time and place as may be actually agreed to by the parties hereto, but in any event not later than July 14, 2000.

     7.3 Conditions of Closing. The delivery of the items to be delivered by the Company as provided in Section 7.4 hereof and the delivery of the items to be delivered by the Purchaser as provided in Section 7.5 hereof shall constitute the conditions of Closing.

     7.4 Items to be Delivered by the Company. At the Closing, the Company will deliver or cause to be delivered to the Purchaser:

              (a) The certificates for the Purchased Stock which, when combined with the shares of the Company Common Stock previously issued to Q-Med prior to the Closing will represent approximately fifty-nine percent (59%) of the Issued Common Stock;

              (b)    The certificate required by Section 5.6;

              (c) The opinion of Brashear & Associates, P.L., as required by Section 5.7;

              (d)    The  Employment  Agreement  required by Section 5.8(a);

              (e)    The Director's Agreement required by Section 5.8 (b);

              (f)    The Shareholders' Agreement;

              (g)    The Landlord's Consents required by Section 5.10;

              (h)    Resignation of Karl-E Arfors as a director of the Company;

              (i)    Such  other   certified   resolutions,   documents,   and
          certificates as are required to be delivered by the Company pursuant to the provisions of this Agreement.

     7.5 Items to be Delivered by Purchaser. At the Closing, the Purchaser will deliver or cause to be delivered to the Company:

              (a)    One half of the Purchase Price in the amount of $3,321 697;

              (b)    The certificate required by Section 6.5;

              (c) Such other certified resolutions, documents and certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement.

     7.6 Transfer of Possession. As of the Closing, the Company shall give the Purchaser full possession and enjoyment of the Purchased Stock.



                                  ARTICLE VIII
                                  ------------

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------


     8.1 Survival. The parties hereto agree that their respective representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing for a period (the "Indemnification Period"), as follows:

              (a) with respect to claims for indemnification hereunder regarding taxes or tax liabilities (including any penalties or interest applicable thereto), for a period equal to the fullest extent of any applicable statutes of limitations governing such tax liabilities, including waivers and extensions with respect to all tax liabilities, plus sixty (60) days; and

              (b) with respect to claims for indemnification hereunder regarding liabilities other than tax liabilities, for a period of two (2) years following the Closing Date.

To the extent that an Indemnified Party (as hereinafter defined) asserts in writing a claim for Damages (as hereinafter defined) against an Indemnifying Party (as hereinafter defined) prior to the expiration of the Indemnification Period, which claim reasonably identifies the basis for the claims and the amounts of any reasonably ascertainable damages, the Indemnification Period shall be extended for such claim until such claim is resolved, subject to the limitations hereinafter provided.

     8.2 Indemnification by the Company. The Company agrees to save, defend and indemnify the Purchaser and any affiliate, their officers, directors, employees, and agents against and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) ("Damages") arising from the breach of the Company's representations, warranties, covenants, or agreements contained herein or in the several Exhibits hereto, and the representations, warranties, covenants or agreements of the Company contained herein, or the documents executed by the Company in connection herewith, which arise during and the basis for which is made during the Indemnification Period, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in the Balance Sheet.

     8.3 Indemnification by the Purchaser. The Purchaser agrees to save, defend, and indemnify the Company, its officers, directors, employees, and agents against and hold it harmless from any and all Damages arising from the breach of any of the Purchaser's representations, warranties, covenants, or agreements contained herein or the documents executed by Purchaser in connection herewith, which arise during the Indemnification Period.

     8.4 Limitations of Liability.

    (a) Claims. All claims for Damages arising out of breaches of representations or warranties regarding tax deficiency assessments relating to federal and state income tax returns filed prior to closing, shall be computed net of the present value of all readily ascertainable future tax benefits associated therewith. No claim shall be made for matters adequately covered by insurance. The parties waive subrogation rights against each other with respect to all matters as to which an insurance recovery shall have been actually received after the Closing so long as the terms of any insurance policy are not violated by such waiver.

    (b) Liability of the Company. Upon a final determination (as provided in Section 8(d)) of the amount of any claim for Damages made against the Company by the Purchaser and /or any affiliate, the Purchaser and/or such affiliate shall be entitled to recover the amount of such Damages as finally determined. Notwithstanding the foregoing:

    (i) The Company shall not be required to indemnify the Purchaser and /or any affiliate for any claim unless and until the aggregate amount of such Damages otherwise payable by the Company hereunder individually or in the aggregate shall equal or exceed Fifty Thousand Dollars ($50,000). Once the aggregate amount of all such Damages shall exceed Fifty Thousand Dollars ($50,000), the Purchaser and/or any affiliate shall be entitled to recover from the Company the entire amount of the excess Damages (including such $50,000).

    (ii) The aggregate liability of the Company for indemnity hereunder shall never exceed the Purchase Price.

    (c) Liability of the Purchaser. Subject to the immediately following paragraph, upon a Final Determination (as provided in Section 8(d)) of the amount of any claim for Damages made against the Purchaser or any affiliate by the Company, the Company shall be entitled to recover the amount of such Damages as finally determined, provided that such Damages shall not exceed so much of the Purchase Price as shall have been paid.

    The Purchaser shall not be required to indemnify the Company and /or any affiliate for any claim unless and until the aggregate amount of such damages otherwise payable by the Purchaser hereunder individually or in the aggregate shall equal or exceed Fifty Thousand

Dollars ($50,000). Once the aggregate amount of all such Damages shall exceed Fifty Thousand Dollars ($50,000), the Company shall be entitled to recover from the Purchaser the entire amount of the excess Damages (including such $50,000).

        (d) Final Determination. For the purposes of Section 8.4, a Final Determination shall exist when (i) the parties agree upon the amount, or (ii) an arbitrator shall have made a Final Determination with respect thereto and appeal therefrom shall not have been taken within thirty (30) days from the date of such determination, or such greater or lesser time as any court of competent jurisdiction shall require. The asserting party will assign to the other party any claims against which the asserting party has been indemnified and has been paid as provided herein, as to which there may be claims against others, and the other party in all respects shall be subrogated to the rights of the asserting party in connection therewith.

     8.5 Defense of Claims.  Each party entitled to  indemnification  under this
Article VIII (the "Indemnified Party") agrees to notify the party required to provide indemnification (the "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect of which the Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The failure of the Indemnified Party to promptly give notice shall not preclude such Indemnified Party from obtaining indemnification under this Article 8, except to the extent, and only to the extent, that the Indemnifying Party's failure actually prejudices the rights or increases the liabilities and obligations of the Indemnifying Party. The Indemnifying Party shall have the right, at its election, to defend or compromise any such claim at their own expense with counsel of their choice; provided, however, that (a) such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; (b) the Indemnified Party may participate in such defense, if it so chooses with its own counsel and at its own expense; and (c) any such defense or compromise shall be conducted in a manner which is reasonable and not contrary to the Indemnified Party's interest. In the event the Indemnifying Party does not undertake to defend or compromise, the Indemnifying Party shall promptly notify the Indemnified Party of its intention not to undertake to defend or compromise the claim.


                                   ARTICLE IX
                                   ----------

                             TERMINATION AND WAIVER
                             ----------------------

     9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing:

               (a)  By mutual consent of the Purchaser and the Company;

               (b) By the  Purchaser  if any of the  conditions  set forth in
Article V hereof shall not have been fulfilled on or prior to September 1, 2000 (subject to extension by agreement), or shall become incapable of fulfillment, and shall not have been waived;

               (c) By the Company if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to September 1, 2000
(subject to extension by agreement), or shall have become incapable of fulfillment, and shall not have been waived; or

               (d) By the Purchaser or the Company, if any legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of the Purchaser or the Company, to consummate same.

        In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 10.1, 10.2, and 10.4.

     9.2 Waivers. Any condition to the performance of the Company or the Purchaser that legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation, or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


                                   ARTICLE X
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


     10.1 Expenses. Except as otherwise expressly provided or set forth in, or required by, this Agreement, the Purchaser and any affiliate and the Company shall each bear their own expenses in connection herewith.

     10.2 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence and not divulge or disclose any information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the exhibits attached to this Agreement) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this
Section 10.2 to maintain such
                                       21
confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that come in the public domain thereafter through any means other than as a result of any act or omission of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. In the event of a breach or threatened breach under this Section 10.2, the parties to this Agreement acknowledge that the person or persons harmed or threatened to be harmed thereby will not have an adequate remedy at law, and shall be entitled to such equitable and injunctive relief as may be available to restrain the violation of this Section 10.2; provided, however, that nothing herein shall be construed as prohibiting such persons from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

     10.3 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

     10.4 Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     10.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered (a) personally, (b) be mailed, certified or registered mail, postage prepaid, (c) sent by overnight courier delivery service, receipt acknowledged, fees prepaid, or (d) transmitted by facsimile transmission to a telephone number as to which one party notifies the other. Notice shall be deemed given when so delivered personally, or if mailed or sent by courier service, five (5) days after the date of mailing or deposited with the courier service, addressed as follows:

If to the Purchaser, to:                  QVESTOR LLC
                                              C/O
                                              The Corporation Trust Company
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

With a copy to:                               Terence F. Brennan
                                              Holland & Knight LLP
                                              200 South Orange Avenue
                                              Suite 2600
                                              Orlando, Florida 32801
                                              Fax: 407- 244-5288

If to the Company:                     Ixion Biotechnology, Inc.
                                       13704 Progress Boulevard, Box 13
                                       Alachua, Florida 32615
                                       Fax: 904-418-1583
                                       Attn: Weaver H. Gaines
                                             Chairman & Chief Executive Officer

With a copy to:                        Bruce Brashear, Esq.
                                       Brashear & Associates, P.L.
                                       926 NW 13th Street,
                                       Gainesville, FL 32601
                                       Fax: 352-336-0505


If notice is provided by facsimile it shall be deemed given upon confirmation of transmission. The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

     10.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties.

     10.7 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all of the negotiations, understandings, and representations (if any) made by and between such parties.

     10.8 Exhibits. All exhibits or schedules annexed hereto (the "Exhibits") are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits shall be deemed to refer to and include all such Exhibits.

     10.9 Governing Law; CPR; Arbitration. This Agreement shall be construed and enforced in accordance with the local laws of the State of Delaware applicable to agreements to be executed and performed wholly within said state without giving effect to its conflicts of laws provisions.

     The parties agree that in the case of any dispute between them, they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement by mediation in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

       If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty days of the commencement of such procedure (which period may be extend by mutual agreement), the controversy shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators, of whom each party shall appoint one. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Orlando , Florida.

     10.10 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     10.11 Gender. Words of the masculine gender in this Agreement shall be deemed and construed to include correlative words of the feminine and neuter genders and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

     10.12 Severability. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

     10.13 Attorneys' Fees. In the event any arbitration arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such arbitration shall be entitled to recover from the other party or parties all reasonable attorneys' fees, expenses, and suit costs, including those associated with any appellate or post-judgment collection proceeding.

     10.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

     10.15 Recitals. The recitals set forth at the beginning of this Agreement are true and correct and incorporated by reference into the body of this Agreement.

     10.16 Definition of Knowledge. Whenever a statement of any party to this Agreement is qualified by that party's "knowledge", "knowledge" means the actual knowledge of the person making such statement at the time or times that such statement is made. If the statement is made by a corporation, the actual knowledge of the corporation's officers, directors and employees is imputed to the corporation; otherwise, the actual knowledge of a person shall not be imputed to any other person.

     10.17 Benefits to Others. Except with respect to any affiliate of Purchaser as set forth in various sections herein, the representations, warranties and covenants contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not confer and are not intended to confer any rights on any other persons.

     END OF TEXT, SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       "PURCHASER"

                                       QVESTOR LLC



                                                        /S/
                                       By:__________________________________
                                       Per-Olof Wallstrom
                                       Authorized Representative of
                                       Purchaser's Sole Member

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       "COMPANY"

                                       IXION BIOTECHNOLOGY, INC.




                                                        /S/
                                       By:________________________________
                                         Weaver  H.  Gaines
                                         Chairman & Chief Executive Officer

                                List of Schedules
                                -----------------

         Schedule               Description
         --------               -----------


         Schedule 2.1           Qualification
         Schedule 2.2           List of subscriptions, options, etc.
         Schedule 2.3           Subsidiaries
         Schedule 2.4           Consents
         Schedule 2.6           Financial Statements
         Schedule 2.7           Liabilities
         Schedule 2.8           Actions Since Balance Sheet Date
         Schedule 2.9           Absence of Material Changes
         Schedule 2.10          Taxes
         Schedule 2.11          Ownership of Assets; Trademarks; etc.
         Schedule 2.12          Insurance
         Schedule 2.13          Litigation, Compliance with Laws
         Schedule 2.14          Real Property
         Schedule 2.15          Agreements and Obligations, Performance
         Schedule 2.16          Condition of Assets
         Schedule 2.17          Accounts and Notes Receivable
         Schedule 2.18          Permits and Licenses
         Schedule 2.19          Banking Arrangements
         Schedule 2.20          Interest in Assets
         Schedule 2.21          Salary Information
         Schedule 2.22          Employee Benefit Plans
         Schedule 2.23          Brokers
         Schedule 2.24          Labor Discussions
         Schedule 2.25          Change of Name
         Schedule 3.1           Consents

                                List of Exhibits
                                ----------------

         Exhibit                  Description
         -------                  -----------

         Exhibit 1.1              Shareholders' Agreement
         Exhibit 5.6              Certificate of Company
         Exhibit 5.7              Opinion of Brashear & Associates, P.L.
         Exhibit 5.8(a)           Employment Agreement of Weaver H. Gaines
         Exhibit 5.8(b)           Director's  Agreement of David C. Peck
         Exhibit 6.5              Certificate of Purchaser
         Exhibit 6.6              Side Letter (Q-Med)

                                  SCHEDULE 2.1
                                  ------------

            Jurisdictions where Company is authorized to do Business



Jurisdictions where Company is authorized to do Business:
---------------------------------------------------------

     o        Delaware
     o        Florida

                            ------------------------

Certificate(s) of Good Standing,  Certificate of Incorporation and Bylaws of the
                                    Company




Certificate of Incorporation  and Amendments  thereto certified by the Secretary
--------------------------------------------------------------------------------
of State of Delaware:
---------------------

                                  See attached



Bylaws certified by the Secretary of the Company:
-------------------------------------------------

                                  See attached.

                                  SCHEDULE 2.2
                                  ------------

List of Subscriptions, Options, Warrants, Rights, Calls or other Commitments and
                  Agreements concerning Company's Common Stock


Options, warrants, rights, or calls:
------------------------------------

     o Qualified and nonqualified options to purchase 268,400 shares of Company Common Stock under the 1994 Stock Option Plan
     o    Warrants  to  purchase  17,630  shares of Company  Common  Stock at an exercise  price  of $2  per  share,  expiring  August  31,  2000
     o The University of Florida Research Foundation, Inc., holder of 15,630 of the 17,630 warrants referred to above, has asserted a claim to an additional 3,042 warrants to purchase shares at $2 per share, also expiring August 31, 2000, pursuant to the Incubator License Agreement dated June 26, 1995, as amended. The Company disputes this claim and the matter is under discussion.
     o Warrant to purchase 6,000 shares of Company Common Stock at an exercise price of $5 per share, expiring as to 3,000 warrants February 2002 and as to the balance, expiring October 2002.
     o Charitable Benefit Warrants to purchase 21, 523 shares of Company Common Stock at an exercise price of $8 per share, expiring December 9, 2007.

Convertible securities:
-----------------------

     o $787,270 in convertible unsecured notes due 2001, convertible into a maximum of 323,557 shares of Company Common Stock
     o Convertible promissory note with Weaver H. Gaines, dated March 31, 1993 (outstanding principal convertible to stock; there is no outstanding principal under this note at the date of this schedule.)
     o Convertible promissory note with David C. Peck, dated October 15, 1993(outstanding principal convertible to stock; there is no outstanding principal under this note at the date of this schedule.)

                                  SCHEDULE 2.3
                                  ------------

                             Company's Subsidiaries



                                     None.

                                  SCHEDULE 2.4
                                  ------------

                          Consents required for Company




                                      None.

                                  SCHEDULE 2.6
                                  ------------

                              Financial Statements



See the following attached documents:

     o    Audited Financial Statements for the year ended 1997

     o    Audited Financial Statements for the year ended 1998

     o    Audited Financial Statements for the year ended 1999

     o Interim, Unaudited Statements of Operations for five months ended May 31, 2000

     o    Interim, Unaudited Balance Sheet as at May 31, 2000

                                  SCHEDULE 2.7
                                  ------------

                    Other Debts, Obligations and Liabilities



On June 23, 2000, the Company borrowed $48,000 through the issuance of a commercial fixed rate promissory note due December 23, 2000 to SunTrust Bank. The terms of the note require five monthly interest payments at an annual interest rate of 7.83%, and a balloon payment of principal and last month's interest on the maturity date. There is no pre-payment penalty. The note is secured by a certificate of deposit of even amount purchased from SunTrust Bank, bearing interest at the annual rate of 5.83%. This note was issued for the purchase of an AKTAexplorer liquid chromatography system from Amersham Pharmacia Biotech, Inc., for a purchase price of $48,850.

                                  SCHEDULE 2.8
                                  ------------

                Actions taken by Company since Balance Sheet Date



     o During June, 2000, the Company issued 37,500 shares of Company Common Stock to purchasers of shares in the Company's registered stock offering and 600 shares to an employee pursuant to its Board Retainer Plan. These shares are included in the reconciliation of outstanding shares as of June 30, 2000 on a fully-diluted basis.

     o On June 23, 2000, the Company borrowed $48,000 through the issuance of a commercial fixed rate promissory note due December 23, 2000 to SunTrust Bank. The terms of the note require five monthly interest payments at an annual interest rate of 7.83%, and a balloon payment of principal and last month's interest on the maturity date. There is no pre-payment penalty. The note is secured by the assignment of a certificate of deposit of even amount purchased from SunTrust Bank on June 23, 2000, bearing interest at the annual rate of 5.83%. This promissory note was issued for the purchase of an AKTAexplorer liquid chromatography system from Amersham Pharmacia Biotech, Inc., for a purchase price of $48,850.

     o The Company has orally agreed, subject to board approval, to lease 2,661 square feet of increased laboratory and office space and to exercise its option to extend the lease term by one year to October 31, 2002, under the Lease Agreement dated as of September 18, 1998, between the Company and Innovations Partners, Ltd. (successor in interest to Echelon International Corporation). In addition, the Lease Agreement will be amended to convert the calculation of rent from a base rent plus operating stop to a gross rent. The effect of the proposed amendments to the Lease Agreement will be to increase the annual rent during 2000 from $80,230 per year to $112,682 per year.

                                  SCHEDULE 2.9
                                  ------------

                           Material Changes to Company



See description of purchase of AKTAexplorer described in attached Schedules 2.7 and 2.8 to this Agreement.

                                  SCHEDULE 2.10
                                  -------------

                             Unpaid Taxes of Company




                                      None.

                                  SCHEDULE 2.11
                                  -------------

Assets, Properties and Intellectual Property in which Company does not have Good and Marketable Title




                                     None.

                             SCHEDULE 2.11 continued
                             -----------------------
                           (dated as of July 12, 2000)

List of Persons or Entities  which have an Interest  in  Company's  Intellectual
                                  Property and
           List of Agreements Requiring Payment of Royalties re: such
                             Intellectual Property


Persons or Entities which have an Interest in Company's Intellectual Property:
------------------------------------------------------------------------------

See attached Schedules 2.7 and 2.8 to this Agreement for description of assignment of CD for $48,000 to secure loan from SunTrust Bank for purchase of equipment.

Licensed Patents and Patent Applications:
-----------------------------------------

     (a)      Islet Patents (UF-141 Cases-Accounts 18302 et. seq.

              (i)      United States Patents and Patent Applications:

                              o    US 5,834,308  (UF-141,  Peck1),  "In Vitro
                                   Growth of Functional Islets of Langerhans," was issued on November 10, 1998. Licensed from University of Florida Research Foundation, Inc. (UFRFI).

                              o    US 6,001,647 (UF-141.C2, Peck), "In Vitro
                                   Growth of Functional Islets of Langerhans and In Vivo Uses Thereof," was issued on
                                   December 14, 1999. Licensed from UFRFI

                              o US Application No.09/406,253 (UF-141.C3, Peck and Ramiya), "Reversal of Insulin Dependent Diabetes by IPSC, IPCs and Islet-like Structures," filed 27 September 1999. Licensed from UFRFI; Ramiya rights assigned to the Company.

              (ii) Foreign Patents and Patent Applications:

                              o    Australian Letters Patent No. 709165
                                   (UF 141.C1/PCT-AU), "In vitro growth of
                                   functional islets of Langerhans and in vivo uses thereof," issued 9 December 1999. Licensed from UFRFI.

                              o The Company also has foreign patent applications, not separately listed, filed in Australia, Canada, Europe, Japan, Korea, and Mexico where it is seeking protection of similar scope to that claimed in the above U.S. patents. These foreign licenses are licensed under the same license agreement covering the U.S. patents and patent application.

     (b)      Oxalate Patents (UF- 145 Series-Accounts 18301 et. seq.)

             (i)      United States Patents and Patent Applications:
                              o   U.S. Patent No. 5,604,111 (UF-145, Peck),
                                  "Method and Kit for Detection of Oxalate in a Fluid Sample," issued on 18 February 1997. Licensed from UFRFI.

                              o   U.S. Patent No. 5,837,833 (UF-145.C1, Peck),
                                  "Materials and Methods for Detection of Oxalate" issued 17 November 1998. Licensed from UFRFI.

                              o   U.S. Patent No. 5,912,125 (UF-145.C2, Peck),
                                  "Materials and Methods for Detecting
                                  Oxalobacter formigenes," issued on
                                  15 June 1999. Licensed from UFRFI.

                              o   U.S.     Application    No.    08/888,610
                                  (UF-145.C3,  Peck and Sidhu),  "Materials and
                                  Methods    for     Detection    of
                                  Oxalobacter," filed 26 June 1997, renamed
                                  "Process for  Preparation  of Recombinant
                                  Formyl-CoA   Transferase  of  Oxalobacter
                                  Formigenes." Licensed from UFRFI; Sidhu rights assigned to the Company.

                              o   U.S. Application No. 08/936,094 (UF-145.C4,
                                  Peck and Sidhu), "Materials and Methods for
                                  Detection of Oxalobacter," filed 23 September 1997. Licensed from UFRFI; Sidhu rights assigned to the Company.

                              o   U.S. Application No. 08/841,174 (UF-145DF,
                                  Peck), "Materials and Methods for Detection of Oxalate," filed 29 April 1997. Licensed from UFRFI.


             (ii)     Foreign Patents and Patent Applications:

                              o   Australian Letters Patent No. 710,652
                                  (UF-145.C1/PCT-AU, Peck), "Materials and
                                  Methods for Detection  of Oxalate," filed 6
                                  Jun 1995, issued on 20 Jun 2000. Licensed from UFRFI.

                              o   The  Company  also  has  foreign   patent
                                  applications,   not  separately   listed,
                                  filed  in  Australia,   Canada,   Europe,
                                  India, Japan, Korea, and Mexico where it is seeking protection of similar scope to that claimed in the above U.S. patents. These foreign licenses are licensed under the same license agreement covering the U.S. patents and patent application.

     (c)   Oxalate Patents (IXN-100 Series-Accounts 18304 et seq.)

                             o    U.S. Application No. 09/083,362 (IXN-100,
                                  Allison   and  Sidhu),   "Materials   and
                                  Methods  for   Treating   or   Preventing
                                  Oxalate Related Disease," filed May 22, 1998 (claiming priority from provisional application U.S. 60/047,473, filed 23 May
                                  1997),  was  allowed  on 14 June 14 2000.
                                  Licensed  from  Milton  J.  Allison  (see
                                  Schedule 2.20); Sidhu rights assigned to the Company.

                             o U.S. Application No. 09/500,500 (IXN-100C1XC1, Allison and Sidhu), "Materials and Methods for Treating or Preventing Oxalate Related Disease" (claiming priority from provisional applications US 60/150,259, filed 23 August 1999 and US 60/047,473, filed 23
                                  May  1997),   filed  9   February   2000.
                                  Licensed  from  Milton  J.  Allison  (see
                                  Schedule 2.20);  Sidhu rights assigned to
                                  Ixion.

                             o    The  Company  also  has  foreign   patent
                                  applications,   not  separately   listed,
                                  filed  in  Australia,   Canada,   Europe,
                                  India, Japan, Korea, and Mexico where it is seeking protection of similar scope to that claimed in the above U.S. patents. These foreign licenses are licensed under the same license agreement covering the U.S. patents and patent application.

                             o US 5,187,071 (Fischer and Jensen), "Method for the Selective Control of Weeds, Pests, and Microbes," was issued on 16 February 1993. Licensed from Fischer and Jensen.

                             o    All of the above patents are licensed
                                  pursuant to license agreements requiring the payment of royalties to the owners of the patent rights. In addition, the Company has a license agreement with Brookhaven National Laboratory requiring the payment of royalties for the use of T7 technology used in recombinant oxalate degrading enzyme, as well as a license agreement with UFRFI relating to its former lease at the Biotechnology Development Institute under which royalties may be payable. Finally, the Company's oxalate diagnostic test may require a license from Roche Diagnostics for the use of PCR technology.

Trademarks owned by the Company:
--------------------------------

o        IXION (R)
o        XENTRIX TM
o        Charitable Benefit Warrant (R)
o        Ox-Control TM

                                  EXHIBIT 2.12
                                  ------------

                        Insurance Policies not in Effect




                                     None.

(The Company believes that its insurance policies are on a "claims made" basis.)

                                  SCHEDULE 2.13
                                  -------------

          Law suits, Actions, Investigations, etc. against the Company



                                     None.

                             SCHEDULE 2.13 continued
                             -----------------------

Pending Claims, Investigations, Charges, etc. , relating to Wages, Compensation,
                             Equal Employment, etc.





                                     None.

                                  SCHEDULE 2.14
                                  -------------

             Description of Real Property Leased or Owned by Company




      5,016 square feet of combined office and laboratory space located at 13709 Progress Boulevard, Alachua, Florida; includes $30,698.00 in improvements.

                                  SCHEDULE 2.15
                                  -------------

                Agreements/Contracts to which Company is a Party



a)  Material contracts which cannot be cancelled:

None.

b) Contractual obligation to officers or directors of the Company:

o Charitable Benefit Warrant Agreement, dated as of December 10, 1997 with David C. Peck
o  Stock Option grants at various dates to Messrs. Gaines, Peck, Peck and Ms.  Ramsey.
o  Consulting  Agreement  with  David C. Peck dated July 1, 1996
o  Employment Agreement with David C. Peck, dated August 1994.
o Note Purchase Agreement, dated as of September 13, 1996 (piggyback registration rights for shares issued to officers upon conversion of the convertible debentures, expiring August 31, 2006.)
o  Employment Agreement with Weaver H. Gaines dated August 31, 1994.
o  Consulting Agreement with Ammon B. Peck, dated March 2000
o  Convertible Promissory Note with Weaver H. Gaines, dated March 31, 1993
o  Convertible Promissory Note with David C. Peck, dated October 15, 1993
o  Demand Promissory Note, Bridge Loan with Weaver H. Gaines, dated April 15,
   1996
o  Demand Promissory Note, Bridge Loan with David C. Peck, dated April 15, 1996
o Deferred Compensation Plan Agreement with Weaver H. Gaines, dated January 1, 1994
o  Deferred Compensation Plan Agreement with Ammon B. Peck, dated June 1, 1994
o  Deferred Compensation Plan Agreement with David C. Peck, dated April 1, 1994
o  Consulting Agreement with Thomas P. Stagnaro, dated September 21, 1998
o University of Florida Monitoring Agreement regarding Dr. Ammon B. Peck's conflict of interest

c) - g)
-------

None.

                                  SCHEDULE 2.16
                                  -------------

                               Condition of Assets




                                     None.

                                  SCHEDULE 2.17
                                  -------------

  Accounts and Note Receivables not created in the Ordinary Course of Business




                                     None.

                                  SCHEDULE 2.18
                                  -------------

  Permits, Licenses, Approvals, etc. that Company currently does not have that would negatively affect the ability to run Business




                                     None.

                                  SCHEDULE 2.19
                                  -------------

                             List of Company's Banks




          o        Sun Trust Bank, North Florida, NA

          o        The Unified Funds

                                  SCHEDULE 2.20
                                  -------------

 Assets and Intellectual Property owned by Officers, Directors, Shareholders or
                              Affiliates of Company



Milton J. Allison, a member of the Company's Scientific Advisory Board and a shareholder of the Company, is the licensor of certain patent rights to the Company as disclosed in Schedule 2.11 relating to U.S. Application No. 09/083,362 and U.S. Application No. 09/500,500 and foreign filings related thereto.

                                  SCHEDULE 2.21
                                  -------------

             Salary Information of Company's Officers and Directors

Salaries:
---------

         Gaines      $95,000 base salary
         Peck, AB    $50,000  consulting  fee
         Peck, DC    $60,000  consulting  fee
         Sidhu       $60,000 base salary
         Ramsey      $45,000 base salary


Incentive Compensation Plan:
----------------------------

         In 1994, the Company adopted an incentive compensation plan (the "Bonus Plan") for all employees of the Company, pursuant to which participants will be awarded cash bonuses (if the Company has sufficient cash to prudently pay such bonuses) or deferred bonuses (if the Company can not prudently pay cash bonuses), based on the performance of the Company during the previous 12 months. Bonuses will be paid based on the base salary in effect at the end of the prior fiscal year to all qualified persons on the payroll at the date of the declaration of the bonus. Bonuses will be prorated for any person not employed during the entire previous 12-month period.

         Awards levels may range as follows:

         -senior vice president or above: up to 50% of  participant' base salary or consulting fee.
         -vice presidents: up to 30% of participants base salary or consulting fee.

         Based on the results for 1998-1999, the Audit & Benefits Committee awarded 69% of the maximum bonus to the eligible officers, employees, and consultants, based on 1998 base salaries or fees paid, as follows:

         Gaines            34.5% of base salary or $32,775
         Peck, D.          34.5% of base salary or $20,700
         Peck, A.          34.5% of base salary or $17,250
         Sidhu             13.8% of base salary or $7,176
         Ramsey            10.4% of fees paid

Directors are paid no cash salaries, but receive awards under the Board Retainer Plan and the 1994 Stock Option Plan. They do not receive bonuses.

                                  SCHEDULE 2.22
                                  -------------

   Employee Pension Benefit Plans within s.3(2)(A) of ERISA, any Policies or
       Plans that Provide for Vacation, Severance and Leave Benefits, and Discretionary Employer Contributions that have not been Contributed to Company's 401(K) Plan, etc.




     o        No ERISA plans

     o        The employment contracts with Weaver Gaines and David Peck.

     o The Company has workers' compensation insurance providing for benefits for injured workers.

     o Company policy provides for up to 25 days of vacation (depending on service), up to 12 days of sick leave annually, and 11 paid holidays.

     o The Company has agreed to pay for health insurance for certain employees, and intends to propose a Company health plan to the board.

     o There is an informal severance policy providing two weeks of salary per year of service.

     o The 1994 Stock Option Plan and the Board Retainer Plan may be deemed to provide benefits to employees.

                                  SCHEDULE 2.23
                                  -------------

                                     Brokers



                                      None.

                                  SCHEDULE 2.24
                                  -------------

                       Labor Discussions, Agreements, etc.




                                     None.

                                  SCHEDULE 2.25
                                  -------------

             Other Names under which Company has Conducted Business




                                     None.

                                  SCHEDULE 3.1

  Consents of Governmental or Other Regulatory Agencies to Enable Purchaser to
                              Carry out Transaction




                                     None.

                                  EXHIBIT 1.1
                                  -----------


                             SHAREHOLDERS' AGREEMENT


     THIS SHAREHOLDERS' AGREEMENT ("Agreement"), made and entered into as of this 14th day of July, 2000 (the "Effective Date") by and among IXION BIOTECHNOLOGY, INC., a Delaware corporation (the "Corporation"), and Q-MED AB
(publ), a Swedish company ("Q-MED"), QVESTOR LLC, a Delaware Limited Liability Company ("QVESTOR"), AMMON B. PECK Ph.D and WEAVER H. GAINES, (referred to herein individually as the "Shareholder" and collectively as the "Shareholders"), as follows:

                              W I T N E S S E T H:
                              --------------------

       WHEREAS, the Shareholders are now the owners of a majority of the Corporation's outstanding shares of stock (the "Shares"); and

       WHEREAS, the Shareholders desire to promote their mutual interests and the interest of the Corporation by imposing certain restrictions and obligations on themselves, the Corporation, and the Shares pursuant to the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

                                      TERMS
                                      -----

       1.      DEFINITIONS

       For purposes of this Agreement, the following terms shall have the meaning indicated below:

       "Dispose Of" shall mean pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, other than pursuant to a plan of merger or consolidation, to anyone, whether or not it is then a Shareholder; provided, however, that a pledge by all Shareholders of all Shares to secure future financing for the Corporation shall not be deemed a disposition of Shares.

       2.       RESTRICTION ON DISPOSITION

                (a) While this Agreement is in force and effect, no Shareholder shall Dispose Of its interest in any of the Shares now or later owned by it, except by the terms of this Agreement. Any attempted or purported transfer of an ownership interest in violation of this Agreement shall be void and shall constitute an abandonment of the Shareholder's Shares. No transfer of ownership interests pursuant to this Agreement shall be recognized by the Corporation until it is duly entered upon the books and records of the Corporation and all indicia of ownership are changed accordingly.

                (b) The Share certificates shall bear the following legend or a legend to the following effect:

          These shares have not been registered under the Securities Act of 1933, and may not be sold, transferred, pledged, or hypothecated except pursuant to registration under such Act or pursuant to an available exemption from registration under said Act. The transfer of these shares is further restricted under the terms of a Shareholders' Agreement dated as of July 14, 2000 between the holder of this certificate and the Corporation, a copy of which is on file at the principal office of the Corporation. No transfer will be recognized by the Corporation until, as the case may be, counsel to the Corporation is satisfied there is no violation of the Securities Act of 1933, the other shareholders consent to the transfer, or both.

                (c) By virtue of such legend and with notice, any transferee of the Shares of the Corporation becomes a party to, and is bound by, this Agreement.

     3.         DISPOSITIONS OF SHARES

                (a) Restriction. No Shareholder shall Dispose Of his or its Shares, except pursuant to the terms of this Agreement, provided that this section 3 shall not apply to (i) bona fide gifts or bequests by any Shareholder to a third person or member of the Shareholder's family or (ii) bona fide gifts or bequests by a Shareholder to a charitable institution or not-for- profit entity, where the cumulative total of subsections (i) and (ii) do not exceed ten percent of the Shareholder's fully diluted holdings of the Shares measured as of the date of the gift or bequest.

                (b) Corporation's Option to Purchase Shares. A Shareholder (the "Offering Shareholder") who desires to Dispose Of any Shares in response to a bona fide offer from a third party (the "Third Party Offer") shall first offer such Shares to the Corporation and the other Shareholders at the same price and on the same terms contained in the Third Party Offer. The Offering Shareholder shall give a notice ("Notice") signed by the Offering Shareholder to the Corporation and on the same day give Notice to the other Shareholders of such Offering Shareholder's desire to Dispose Of his or its Shares. The Notice shall specify the number of Shares (the "Offered Shares") the Offering Shareholder intends to Dispose Of and the purchase price and terms of any offer to purchase the Shares made by the Third Party Offeror. The Corporation shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or, subject to paragraph 3(c) below, a part of the Offered Shares, at the price and on substantially the same or comparable terms to those set forth in the Notice, provided the Corporation gives notice of its election to purchase to the Offering Shareholder within thirty (30) days after the Corporation receives the Notice.

                (c) Other Shareholders' Option to Purchase Shares. If the Corporation does not elect to purchase all of the Offered Shares covered by the Notice as provided in paragraph 3(b), then, subject to paragraph 3(e), each Shareholder other than the Offering Shareholder shall have the irrevocable and exclusive second option, but not the obligation, to purchase from the Offering Shareholder that part of the Offered Shares that the Corporation has not elected to purchase, pro rata to its holdings of Shares on the date the Corporation received the Notice (exclusive of the Shares offered for sale or otherwise owned by the Offering Shareholder). Each Shareholder who elects to purchase all or a part of its pro rata portion of the Offered Shares shall give notice of such election to the Offering Shareholder and the other Shareholders, as the case may be, within forty-five (45) days after the receipt of the Notice by the Corporation. Each such notice shall state the number of Shares which the Shareholder giving the notice elects to purchase. The purchase price shall be the same as set forth in the Third Party Offer.

                    (i) If any Shareholder fails to exercise its right to purchase its full pro rata portion of the Offered Shares, each of the other
Shareholders who has given notice of election to purchase its full pro rata portion of the Offered Shares shall have an additional ten (10) days after the expiration of such forty-five (45) day period in which to give the Offering Shareholder and the other Shareholders, further notice (the "Further Notice") of its election to purchase all or a part of the Remaining Shares (as defined in (ii) below). Each Further Notice shall state the number of additional Shares that the Shareholder giving the Further Notice elects to purchase. The Shares shall be apportioned among those Shareholders who have given a Further Notice according to the procedure described below or in such different portions as such Shareholders may agree among themselves. Each of the Participating Shareholders, as defined in (ii) below, shall be apportioned (1) that number of additional
Shares that it elected to purchase in its Further Notice and which it has not yet been apportioned pursuant to this paragraph 3(c)(i), or (2) its pro rata portion of the Unpurchased Shares (as defined in (ii) below), whichever is less. If the apportionment is followed and there remain at least one Participating Shareholder and any Unpurchased Shares, the procedure described above shall be repeated.

                    (ii) For purposes of paragraph 3(c)(i), the following definitions shall apply:

                         (1) The "Remaining  Shares" shall be the Offered Shares
that the Corporation and the Shareholders have not elected to purchase.

                         (2) A "Participating Shareholder" shall be a
Shareholder who has given a Further Notice and who has not yet been apportioned pursuant to paragraph 6(c)(i) that number of additional Shares that it elected to purchase in its Further Notice.

                         (3)  "Unpurchased  Shares" shall be the Remaining
Shares that have not yet been apportioned to Participating Shareholders pursuant to paragraph 3(c)(i).

                         (4) A "Participating  Shareholder's Pro Rata Portion"
of the Unpurchased Shares shall be the number of Unpurchased Shares multiplied by the fraction formed by dividing the number of Shares that such Participating Shareholder held on the date the Corporation received the Notice by the number of Shares that all of the Participating Shareholders held on the date the Corporation received the Notice.

                (d)     Effect of an Election to Purchase.  The  Corporation
and each Shareholder giving notice of election to purchase Shares pursuant to paragraph 3(b) or 3(c), respectively, shall be obligated severally (but not jointly) to purchase from the Offering Shareholder, and the Offering Shareholder, provided the Corporation, the other Shareholders, or a combination of the Corporation and the other Shareholders elect to purchase all of the Offered Shares, shall be obligated to sell to the Corporation or the other Shareholders, or the Corporation and the other Shareholders, as the case may be, the number of Offered Shares stated therein, at the price and on substantially similar terms to those contained in the Third Party Offer.


                (e) Consequences if Not All Shares are to be Purchased. If an Offering Shareholder gives Notice and the Corporation, and the other Shareholders do not elect, pursuant to paragraphs 3(b) and 3(c), respectively, to purchase all of the Offered Shares, the Offering Shareholder may elect to sell to the Corporation, if it has elected to purchase part of the Offered Shares and to the Shareholders, if any, who have elected to purchase part of the Offered Shares, the aggregate number of such Shares which the Corporation and such Shareholders have elected to purchase at the price and on substantially similar terms to those contained in the Third Party Offer. If the Corporation and the other Shareholders have failed to elect to purchase all of the Offered Shares pursuant to the provisions above, the Offering Shareholder may sell the Offered Shares (i) to the third party offeror identified in the Notice at the price and on the terms contained in the Third Party Offer or (ii) to any other third party at the identical terms set forth in the Third Party Offer. Such sale to a third party must be closed within thirty (30) days after nonelection by the Corporation and the other Shareholders. If such sale is not closed within such time period, the sale of the Offering Shareholder's Shares will again be governed by the provisions of this section 3.

                (f)     Restrictions  on Third  Party  Purchaser.
Notwithstanding an Offering Shareholder's right to sell Offered Shares to a third party as set forth above, the Offering Shareholder may not sell Offered Shares to any competitor or potential competitor of the Corporation.


                (g) Continuing Restriction on Remaining Shares. If any Shares have been offered for sale pursuant to this section 3 and that offer has not been finally accepted in accordance with the provisions of this section 3, then such Shares still owned by the Offering Shareholder shall remain subject to the terms of this Agreement.


                (h)     Q-MED  and  QVESTOR  Exception.   Notwithstanding   the
above provisions of this Section 3, Q-MED and QVESTOR may sell, transfer, or assign their respective Shares of the Corporation to any subsidiary or affiliate of Q-MED or any business entity in which Q-MED owns an interest in excess of fifty percent (50%), without first offering such shares to the Corporation or the other shareholders.

     4.         DEATH, DISSOLUTION OR DISABILITY OF SHAREHOLDER

                (a)     Death or Dissolution of Shareholder

                       (i) Option to Purchase Shares on Death or Dissolution of Shareholder. Subject to the terms of section 4 (d) hereof, upon the death of a Shareholder (a "Decedent") or upon the dissolution of a Shareholder which is an Entity, whether by operation of law, judicially, or voluntarily (a "Dissolved Shareholder") during the term of this Agreement, the Corporation and the remaining Shareholders ("Remaining Shareholders") shall have the irrevocable and exclusive successive options, but not the obligation, subject to subsection 4(a)(vi) hereof, to purchase, and the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder shall sell all of the Decedent's or Dissolved Shareholder's Shares owned at the date of death or dissolution, at the price and in the manner set forth in this Agreement. The provisions of this section will apply to any Shares held by joint tenancy only upon the death of both joint tenants.

                       (ii) Corporation's First Option to Purchase Shares. The Corporation shall have the irrevocable and exclusive first option to purchase all, but not less than all, of the Decedent's or Dissolved Shareholder's Shares, provided the Corporation gives notice of its election to purchase to the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder within thirty (30) days after the date of appointment of the personal representative of the Decedent's estate ("Date of Appointment") or the date of dissolution of the Dissolved Shareholder (the "Date of Dissolution"). The purchase price to be paid by the Corporation shall be equal to the Agreed Value of the Shares on the date of death of the Decedent or the Date of Dissolution.

                       (iii) Life Insurance. The Corporation may, but is not obligated to, secure life insurance on the Shareholders from a life insurance company selected by the Corporation. This insurance need not be in an amount necessary to pay the entire purchase price for the Shares at death. Each of the Shareholders agrees to do everything necessary to cause insurance policies to be issued pursuant to this Agreement, if the Corporation elects to do so. The Corporation, which shall be the owner of the life insurance policies, agrees to pay the premiums as they become due, and each policy shall be the sole and absolute property of the Corporation. Any dividends payable upon the policies prior to maturity by the death of the insured Shareholder shall be paid to the Corporation in cash or disposed of as the Corporation may direct. This Agreement shall extend to and include all additional life insurance policies issued pursuant to this Agreement.

                      (iv) Shareholders' Second Option to Purchase Shares. If the Corporation does not elect to purchase the Shares of the Decedent or Dissolved Shareholder as provided in subsection 4(a)(ii), then subject to subsection 4(a)(vi), the Remaining Shareholders shall have the irrevocable and exclusive second option, but not the obligation, to purchase from the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder, that part of the Shares, pro rata, to such Remaining Shareholder's holdings of Shares on the date of death of the Decedent or the Date of Dissolution. Each Remaining Shareholder who elects to purchase all or part of its pro rata portion of the Decedent's or Dissolved Shareholder's Shares shall give notice of such election to the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder and to the Remaining Shareholders within sixty (60) days after the Date of Appointment or the Date of Dissolution. The purchase price to be paid shall be equal to the Agreed Value of the Shares on the date of death of the Decedent or the Date of Dissolution.

                              (aa)    If any  Remaining  Shareholder  fails to
exercise its right to purchase its full pro rata portion of the Shares of the Decedent or the Dissolved Shareholder, each Remaining Shareholder who has given notice of election to purchase its full pro rata portion of the Shares of the Decedent or the Dissolved Shareholder shall have an additional twenty (20) days after the expiration of such sixty (60) day period in which to give to the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder and the other Remaining Shareholders further notice (the "Further Notice") of its election to purchase all or a part of the Shares of the Decedent or the Dissolved Shareholder. Each Further Notice shall state the number of additional shares that the Remaining Shareholder giving the Further Notice elects to purchase. The Shares shall be apportioned among those Remaining
Shareholders who have given a Further Notice according to the procedure described below or in such different portions as such Shareholders may agree among themselves. Each of the

Participating Shareholders shall be apportioned (1) that number of additional shares of Shares that it elected to purchase in its Further Notice and which has not yet been apportioned pursuant to this subsection 4(a)(iv)(aa) or (2) its pro rata portion of the Unpurchased Shares, whichever is less. If the apportionment is followed and there remain at least one Participating Shareholder and any Unpurchased Shares, the procedure described above shall be repeated.

                             (bb)  For purposes of subsection 4(a)(iv)(aa),
the following definitions shall apply:

                                   a.     The  "Remaining  Shares" shall be the
Offered Shares that the Shareholders have not elected to purchase.

                                   b.     A "Participating  Shareholder" shall
be a Shareholder who has given a Further Notice and who has not yet been apportioned pursuant to subsection 4(a)(iv)(aa) that number of additional shares that he elected to purchase in his Further Notice.

                                   c.     "Unpurchased  Shares" shall be the
Remaining   Shares  that  have  not  yet  been   apportioned  to   Participating
Shareholders pursuant to subsection 4(a)(iv)(aa).

                                   d.     A  "Participating   Shareholder's Pro
Rata Portion" of the Unpurchased Shares shall be the number of Unpurchased Shares multiplied by the fraction formed by dividing the number of shares of Shares that such Participating Shareholder held on the Date of Appointment or Date of Dissolution by the number of shares of Shares that all of the Participating Shareholders held on the Date of Appointment or Date of Dissolution.

                      (v)      Effect of an Election.    The  Corporation  or
each Shareholder giving notice of election to purchase Shares pursuant to subsection 4(a)(ii) or 4(a)(iv), respectively, shall be obligated severally (but not jointly) to purchase from the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder, and the personal representative of the Decedent or the trustee(s) of the Dissolved Shareholder, provided the Corporation, or such Remaining Shareholders have elected to purchase all of the Offered Shares, shall be obligated to sell to the Corporation, or such Remaining Shareholders, as the case may be, the number of shares of Shares of the Decedent or Dissolved Shareholder stated therein, at the price determined pursuant to subsection 4(a)(ii) or 4(a)(iv).

                      (vi) Consequences if All Shares are Not to be Purchased. If the Corporation or the Remaining Shareholders do not elect, pursuant to subsections 4(a)(ii) and 4(a)(iv), to purchase all of the Shares of the Decedent or the Dissolved Shareholder, the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder may elect to sell to the Remaining

 Shareholders, if any, who have elected to purchase part of the Shares of the Decedent or the Dissolved Shareholder, the aggregate number of such shares which such Shareholders have elected to purchase at the price and on the terms and conditions determined pursuant to subsection 4(a)(iv). If the Corporation or the Remaining Shareholders have failed to elect to purchase all of the Offered Shares pursuant to the provisions above, the personal representative of the Decedent or the Trustee(s) of the Dissolved Corporation, prior to any transfer of the Shares to a third party, shall again offer to sell the Shares at a purchase price equal to the price offered by the bona fide third party purchaser, first to the Corporation and then to the Remaining Shareholders in the same manner as set forth in Subsections 3(b) - 3(e) hereof.

                (b)      Disability of Shareholder

                        (i) Option to Purchase Shares upon Disability of Shareholder. Subject to the terms of section 4 (d), below, if a Shareholder becomes physically or mentally unable to perform his or her regular and customary duties to the Corporation for a continuous period of [one hundred
(100)] days (the "Date of Disability"), such Shareholder shall be considered totally and permanently disabled (a "Disabled Shareholder"). The Corporation and the Remaining Shareholders shall have the irrevocable and exclusive successive options, but not the obligation, to purchase and the Disabled Shareholder, or such Shareholder's guardian or other person possessing the legal power to act on such Shareholder's behalf to satisfy his contractual obligations ("Representative"), shall sell all of the Shares owned by the Disabled Shareholder at the Date of Disability at the price and in the manner set forth in this Agreement.

                        (ii) Corporation's First Option to Purchase Shares. Within thirty (30) days after the Date of Disability, the Corporation may elect, at its option, to purchase all of the Shares owned by the Disabled Shareholder in the same manner as set forth in subsection 4(a)(ii) hereof. The purchase price of the Shares shall equal its Agreed Value as of the Date of Disability.

                        (iii) Disability Insurance. In order to assure sufficient funds are available to pay for a purchase by the Corporation of a Shareholder's Shares in the event of his or her disability, the Corporation may, but is not obligated to, secure disability insurance from a company selected by the Corporation. Each of the Shareholders agrees to do everything necessary to cause disability insurance policies to be issued pursuant to this Agreement, if the Corporation elects to do so. The Corporation, which shall be the owner of the disability insurance policies, agrees to pay the premiums as they become due and each policy shall be the sole and absolute property of the Corporation. This Agreement shall extend to and include all additional disability insurance policies issued pursuant to this Agreement.

                        (iv) Shareholders Second Option to Purchase Shares. If the Corporation does not elect to purchase the Shares owned by the Disabled Shareholder, the Remaining Shareholders shall have the irrevocable, and exclusive second option, but not the obligation, to purchase from the Disabled Shareholder that part of the Disabled Shareholder's Shares, pro rata to its holdings of Shares on the Date of the Disability in the manner provided in subsection 4(a)(iv). The purchase price to be paid by the Remaining Shareholders shall equal the Agreed Value of the Shares as of the Date of Disability.

                        (v) Consequences if all Shares are Not to be Purchased. If the Corporation or the Remaining Shareholders do not elect, pursuant to subsections 4(b)(ii) and 4(b)(iv), respectively, to purchase all of the Shares of the Disabled Shareholder, the Disabled Shareholder may elect to sell to the Remaining Shareholders, if any, who have elected to purchase part of the Shares of the Disabled Shareholder, the aggregate number of shares of such Shares which such Remaining Shareholders have elected to purchase at the price determined pursuant to subsection 4(b)(iv). If the Corporation or the Remaining Shareholders have failed to elect to purchase all of the Shares of the Disabled Shareholder pursuant to the above provisions, the Disabled Shareholder may sell its stock to a third party within thirty (30) days thereafter at the Agreed
Value: (i) only on the same terms and conditions as the Shares have been offered to the Corporation and Remaining Shareholders and (ii) only if the purchaser agrees in writing to be bound by all of the terms and conditions of this Agreement. If such sale is not closed within thirty (30) days after nonelection by the Corporation and Remaining Shareholders, the sale of the Disabled Shareholder's Shares shall again be governed by provisions of this section 4.

                (c) Continuous Restriction on Remaining Shares. If any Shares have been offered for sale pursuant to this section 4 and that offer has not been finally accepted in accordance with the provisions of this section 4, then the Shares still held by the personal representative of the Decedent, the Trustee(s) of the Dissolved Shareholder or the Disabled Shareholder shall remain subject to the terms of this Agreement.

                (d) Execution of Voting Trust Agreement. In the event of Shareholder's death, dissolution or disability, the personal representative of the Decedent or the Trustee(s) of the Dissolved Shareholder, or the Shareholder's Representative, within ten (10) days after receiving notice of the election to purchase by the Corporation or the Remaining Shareholders pursuant to the options set forth in section 4 (a) or (b), may take the following actions , in which case the terms of section 4 (a) or (b) shall not apply:

                    (i)      Provide   notice  to  the   Corporation   and
Remaining Shareholders , set forth herein, that such personal representative of the Decedent, or Trustee of the Dissolved Shareholder, or Shareholder's

Representative has elected to establish a Voting Trust Agreement, substantially in the form of Exhibit 1 hereto, under which QVESTOR will be appointed as Trustee and shall have the right to exercise, in person or by proxy, all of such Shareholder's voting rights and powers in respect of the Shares registered in the name of the Trustee, and to take part in or consent to any and all corporate or shareholder action; and

                    (ii) Simultaneously with the execution of the Voting Trust Agreement, or as soon as reasonably practicable thereafter, deposit with the Trustee, the certificate or certificates for their respective Shares, together with instruments duly executed for the transfer of their shares to the Trustee. Pending the delivery of such instruments, each Shareholder hereby transfers the Shares to the Trustee. The Shares shall be vested in the Trustee and shall be transferred to the name of the Trustee on the books of the Company, and the Trustee shall issue and deliver a Certificate to each such personal representative of the Decedent, Trustee of the Dissolved Shareholder or Shareholder's Representative representing his beneficial ownership of the deposited Shares (a "Certificate"); and

                    (iii)  Complete the actions  required by  subsections
(d)(i) and (ii) within ninety (90) days following the notice by the Corporation or Remaining Shareholders of their election to purchase the Shareholder's Shares.

         5.       VOTING  AGREEMENT

         Each of the parties hereto agrees to nominate, and cause the Corporation to nominate, for election to the Corporation's Board of Directors at any special or annual meeting of stockholders of the Corporation, four nominees proposed by Shareholders QVESTOR and Q-Med, ("Nominees") and each of the parties hereto agrees to vote, at any special or annual meeting of the stockholders of the Corporation, to elect such Nominees to the Corporation's Board of Directors.

         6.       AGREED VALUE OF SHARES

         The Corporation and the Shareholders stipulate that the Agreed Value of each Share for purposes of this Agreement shall be the value set forth on Schedule "A" attached hereto from time to time. The Agreed Value shall be established not less often than once each calendar year by the Shareholders at the Corporation's Annual Meeting and shall be set forth on a new Schedule "A" to be attached to this Agreement. If for any reason the Shareholders shall have failed to stipulate the value for the year in which a Shareholder dies, is dissolved, becomes disabled, is terminated or announces its intention to sell its Shares, the last previously stipulated value shall control. In the event the Shareholders have failed to stipulate the value of the Shares for more than 18 months and the Agreed Value of the Corporation's Shares is disputed by an Offering Shareholder, the personal representative of the deceased Shareholder, the trustee(s) of a dissolved Shareholder or a Disabled Shareholder covered under this Agreement (hereinafter referred to collectively as the "Selling Shareholders"), the value of the Corporation's Shares will be set by appraisal. The Selling Shareholders, at their expense, shall have the right to choose an MAI appraiser to independently appraise the business and worth of the Corporation as of the date of the event which created a requirement or option to purchase the Shares. Such appraisal shall then be presented to the Board of Directors of the Corporation for their approval. If a majority of the Board approves the amount of the appraisal prepared by the Selling Shareholders' MAI, such appraisal shall be deemed the fair market value of the Corporation ("FMV") from which the Agreed Value of the Shares will be determined for purposes of said transaction. Should a majority of the Corporation's Board of Directors fail to approve the appraisal prepared by the Selling Shareholders' MAI, the Board may, at its expense, choose a second MAI to independently appraise the business and worth of the Corporation. Once the Board's MAI has completed its appraisal, the appraisals of the two MAIs shall be averaged to determine the FMV of the Corporation unless the MAIs disagree on FMV by an amount exceeding ten percent (10%) of the highest such appraisal. If the difference in the appraisals does exceed ten percent (10%), the two MAIs may designate a third MAI to perform an independent appraisal of the company and assign a FMV to its Shares. The cost of the third MAI's appraisal shall be borne equally by the Selling Shareholders and the Corporation, and the FMV determined by such appraiser shall be binding on all parties. Once the FMV of the Corporation is established in accordance with this section, the Agreed Value for said transaction will be calculated by dividing the FMV of the Corporation by the number of shares of Shares outstanding at the date when the event occurred which created a requirement or option to purchase the Shares.

         7.       CLOSING

         The Corporation shall set a reasonable time after acceptance by the Corporation and/or the other Shareholders of an offer from an Offering Shareholder for closing a purchase under this Agreement.

         8.       DELIVERY OF SHARES

         Upon the payment to the Shareholder of the purchase price as provided in this Agreement, the Shareholder shall assign and deliver the Shares purchased under this Agreement to the Corporation (as transfer agent) free and clear of all liens, charges, and encumbrances of any nature whatsoever, duly endorsed for transfer.

         9.       DOCUMENTARY STAMPS

         Whenever any Shares are sold pursuant to this Agreement, the party who triggers the sale of Shares must purchase and affix to the Share certificate any documentary stamps required by Florida law.

         10.      PIGGY-BACK REGISTRATION RIGHTS

         If the Corporation elects to register any of its Shares under the Securities Act of 1933 and/or applicable state securities laws, the Corporation shall provide the Shareholders notice of such election, and, subject to the approval of the lead underwriter in any such registration, the Shareholders shall be entitled to "piggy-back" registration rights for not less than fifty percent ) of their Shares at no expense, other than applicable broker's commission.

         11.      DOCUMENTATION

         While employed by the Corporation, each employee and consultant Shareholder shall prepare and maintain adequate and current documentation of his work for the Corporation. Upon any termination of such employment, the employee Shareholder shall leave reasonable and orderly documentation of his work and cooperate fully with the Corporation in connection with the training of any person or persons employed to perform the employee Shareholder's duties and the orderly and smooth transfer of the employee Shareholder's duties to such person or persons.

         12.      TERMINATION OR MODIFICATION OF AGREEMENT

                  (a) This Agreement will terminate upon the occurrence of any of the following events:

                         (i)      cessation of the Corporation's business;

                         (ii) receivership, filing for relief under the Bankruptcy Code, or dissolution of the Corporation;

                         (iii)    the written agreement of all parties hereto;

                         (iv) the initial public offering of the  Corporation's
                              shares on a listed stock exchange; or

                         (v) the sale of all or substantially all of the stock or assets of the Corporation.

                  (b) This Agreement may only be modified by the written agreement of all parties hereto. Unanimous approval of all Shareholders shall be required for any amendment to be effective.

         13.      ABANDONMENT

         If a Shareholder attempts or purports to attempt to Dispose Of its Shares in violation of this Agreement, then the Shareholder shall be deemed to have abandoned its ownership interest in its Shares, and the Corporation shall be empowered (but not obligated) to redeem such Shareholder's ownership interest in its Shares. The redemption price in the event of an abandonment shall be no greater than the price paid for the Shares by the abandoning Shareholder, without credit or attribution of interest, or the then-current book value of its Shares, whichever sum is less, said lower value being a disincentive to a Shareholder to abandon its interest in its Shares. The redemption price under this paragraph shall be paid to the abandoning Shareholder over a period of two
(2) years in annual installments beginning one year after the date of abandonment, with no interest accruing. Each Shareholder which is a party hereto hereby irrevocably constitutes and appoints the Shareholders who have not abandoned their interests in their Shares as its attorneys-in-fact to terminate its ownership interest in the Corporation in the event it shall abandon its interest as provided herein, and to execute, file of record, and record, as appropriate, such documents and instruments as may be required to effectuate the transfer of its ownership interest.

         14.      INABILITY OF CORPORATION TO PURCHASE SHARES

         If the Corporation does not have sufficient surplus to permit it lawfully to purchase all of the Shares as it deems desirable hereunder to purchase, the Shareholders shall promptly take such measures to vote their respective holdings of Shares to reduce the capital of the Corporation, to revalue the capital of the Corporation so as to increase its surplus, or to take such other steps as may be appropriate or necessary in order to enable the Corporation lawfully to perform its obligations hereunder, including, by way of illustration and not by way of limitation, an up-to-date appraisal of the assets of the Corporation.

         15.      NONIMPAIRMENT

         In no event shall the purchase of a Shareholder's Shares cause the Corporation's solvency and continuing operations to be impaired. Accordingly, in the event insurance proceeds (if obtained for death of a Shareholder) are insufficient to discharge the Corporation's obligation to purchase a Shareholder's Shares, then, notwithstanding any other provision of this Agreement, the payment of the purchase price of the Shares shall be accomplished so as not to cause the solvency and continued operations to be impaired on such terms and conditions as the directors of the Corporation in good faith determine.

         16.      STATUS OF TRANSFEREES

          Except with respect to donees of a Shareholder as set forth in section 3 hereof, any person or entity acquiring any Share of stock in the Corporation, by accepting it, shall be deemed to be a party to this Agreement and to agree to be subject to all the terms and conditions of this Agreement as if he or it signed this Agreement as a Shareholder. Each such transferee shall sign an agreement joining to this Agreement.

         17.      INDEBTEDNESS OF TRANSFEROR TO CORPORATION

         If the transferor of any Shares sold hereunder is indebted to the Corporation at the time the purchase price for the Shares is to be paid by the Corporation, the purchase price paid for such Shares, including any interest or any deferred payments of such purchase price, shall first be applied against the outstanding balance of such indebtedness, and the balance of such purchase price and interest shall be paid to the transferor of the Shares as hereinabove provided.

          18.     PURCHASE BY THE CORPORATION

         Whenever the Corporation, pursuant to this Agreement, purchases Shares, all Shareholders shall do all things and execute and deliver all papers as may be necessary to consummate such purchase. All Shares so purchased by the Corporation shall be cancelled.

          19.     SPECIFIC PERFORMANCE

         The parties hereby declare that it is impossible to measure in money the damages that will accrue to a part or to the Shareholder by reason of a failure of a party to perform any of the obligations under this Agreement. Therefore, if the Corporation, any Shareholder, the personal representative of a Decedent or the trustee(s) of a Dissolved Shareholder shall institute any action or proceeding to specifically enforce the provisions hereof, then any person (including the Corporation) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that an adequate remedy at law exists so as to defeat the claim for specific performance of this Agreement.

          20.      NOTICES

         Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing which shall be addressed to the Shareholders at the current address which the Shareholders have furnished to the Corporation and which is on file at the Corporation's office and to the Corporation at its principal office, or if none, to the last known address of the addressee, and shall be deemed given (i) when actually received by hand delivery or express courier, or (ii) five (5) days after posting by postage pre-paid certified or registered mail.

          21.      GOVERNING LAW

         This Agreement shall be governed, construed, interpreted, and enforced in accordance with the laws of the State of Delaware.

         22.      ARBITRATION/ATTORNEY FEES

         The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement by mediation in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

         If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty days of the commencement of such procedure (which period may be extend by mutual agreement), the controversy shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators, of whom each party shall appoint one. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Orlando, Florida.

         The prevailing party in such arbitration shall be entitled to an award of attorney's fees incurred during the mediation and arbitration.

         23.      BINDING EFFECT

         This Agreement will inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, but not limited to, any Corporation or entity that may acquire all or substantially all of the Corporation's assets and business or into which the Corporation may be consolidated or merged, and upon the Shareholders, their successors, assigns, heirs, and legal representatives, as the case may be, and shall bind all who sign regardless of whether one or more persons who hold Shares fail to sign this Agreement.

         24.      MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT.

         The original and one or more copies of this Agreement may be executed by one or more of the parties. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts, taken together, shall have the effect of a fully executed original.

         25.      NO ASSIGNMENT

         This Agreement and a Shareholder's rights hereunder may not be assigned by a Shareholder to any firm, entity, or person without the express, written approval of the Corporation and the other Shareholders.

         26.      INVALID PROVISION

         The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

         27.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement and understanding of the parties with respect to the transfer of the Shares and supersedes any and all prior agreements regarding the Shares, whether written or oral.

         28.      SURVIVAL

                  All sections of this Agreement shall survive the termination of this Agreement for any reason as are necessary to effect the rights of the parties hereto or of any Trustee appointed hereunder.

         IN WITNESS WHEREOF, the Corporation and QVESTOR have executed this instrument by and through their authorized officers and the individual Shareholders have hereunto placed their hands on the day and year first above written.


                                        "CORPORATION":

Witnesses:                              IXION BIOTECHNOLOGY, INC.

              /S/                                       /S/
--------------------------------        By:---------------------------------
Thomas P. Stagnaro                      Weaver Gaines
                                        Chairman and Chief Executive Officer

                                        "Q-MED":

Witnesses:                              Q-MED AB (publ)

               /S/                                         /S/
--------------------------------        By:----------------------------------
 Terence F. Brennan                     Per Olof Wallstrom
                                        President and Chief Executive Officer


              /S/                                          /S/
--------------------------------        By:----------------------------------
 Terence F. Brennan                     Bengt Agerup
--------------------------------        Member of the Board of Directors

                                       "QVESTOR":

Witnesses:                             QVESTOR LLC



              /S/                                      /S/
--------------------------------       By:------------------------------------
Terence F. Brennan                          Per Olof Wallstrom

Witnesses:                              AMMON B. PECK PH.D

               /S/                                      /S/
-------------------------------         ----------------------------------
Theodore Lee Snow                       Ammon B. Peck, Individually

               /S/
-------------------------------
Kimberly A. Ramsey


Witnesses:                              WEAVER H. GAINES

              /S/                                       /S/
-------------------------------         ----------------------------------
Thomas P. Stagnaro                      Weaver H. Gaines, Individually

                                   SCHEDULE A
                                   ----------

                                  Agreed Value
                                  ------------


The Agreed Value for the Shares as of July -----, 2000 is $4.00 per share.

                                           the "CORPORATION":

Witnesses:                                 IXION BIOTECHNOLOGY, INC.


--------------------------------           By:------------------------------
                                           Weaver Gaines
--------------------------------           Chairman and Chief Executive Officer


"Q-MED":

Witnesses:                                 Q-MED AB (publ)



--------------------------------           By:------------------------------
                                           Per Olof Wallstrom
--------------------------------           President and Chief Executive Officer



--------------------------------           By:------------------------------
                                           Bengt Agerup
--------------------------------           Member of the Board of Directors


                                           "QVESTOR":

Witnesses:                                 QVESTOR LLC



--------------------------------           By:------------------------------
                                           Per Olof Wallstrom
--------------------------------

Witnesses:                                 AMMON B. PECK PH.D



-------------------------------            ----------------------------------
                                           Ammon B. Peck, Individually
-------------------------------



Witnesses:                                 WEAVER H. GAINES



-------------------------------            ----------------------------------
                                           Weaver H. Gaines, Individually
-------------------------------

                                   EXHIBIT 1
                                   ---------


                             VOTING TRUST AGREEMENT


     This is a Voting Trust Agreement (the "Agreement") dated as of ----------------, among IXION Biotechnology Inc. ("Company"), -----------------
("Shareholder") and QVESTOR, LLC, a Delaware limited liability company, as Trustee.

                                   Background

     The Shareholder currently owns ---------- shares of common stock (the "Shares") of IXION BIOTECHNOLOGY, INC. (the "Company"). Pursuant to section 4(d) of a Shareholders' Agreement dated July 14, 2000 among the Shareholder, the Company, and certain other shareholders named therein ("Shareholders Agreement"), the parties desire to enter into this Agreement regarding the deposit of the Shares with the Trustee. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

                                      Terms

         1. Filing. A copy of this Agreement and any amendment to this Agreement shall be filed in the principal office of the Company, and shall be open to the inspection of any shareholder of the Company. All voting trust certificates (the "Certificates") issued pursuant to this Agreement shall be issued, received, and held subject to all the terms of this Agreement. Every person entitled to receive voting trust certificates under this Agreement, representing shares of common stock of the Company, and their permitted transferees and assigns, shall be bound by the provisions of this Agreement.

         2. Appointment of the Trustee. The Trustee shall be QVESTOR, LLC.

         3. Transfer of Stock to Trustee. As soon as reasonably possible after the execution of this Agreement, the Shareholder will deposit with the Trustee, the certificate or certificates for the Shares, together with instruments duly executed for the transfer of the Shares to the Trustee. Pending the delivery of such instruments, the Shareholder hereby transfers the Shares to the Trustee. The Shares shall be vested in the Trustee and shall be transferred to the name of the Trustee on the books of the Company.

         4. Trust Certificates. Following the deposit by the Shareholder of the certificate or certificates representing their respective Shares with the Trustee, the Trustee shall issue and deliver a Certificate to the Shareholder representing his beneficial ownership of the Shares (a "Certificate"), in substantially the form attached to this Agreement as Exhibit A.

         5.       Rights of Trustee.

                  (a) The Trustee shall have the right to exercise, in person or by proxy, all of the Shareholder's voting rights and powers in respect of the Shares registered in the name of the Trustee, and to take part in or consent to any and all corporate or shareholder action. The right to vote shall include, without limitation, the right to vote on the election ofdirectors. The Trustee may in all matters act either at a meeting or by written consent. The parties acknowledge that the Trustee, for purposes of this Agreement, shall be permitted to vote the Shares and to exercise all such powers as are necessary for every legitimate business purpose for the Company. The Trustee shall have no liability for any actions taken pursuant to this Agreement, except for those actions taken in bad faith or in willful violation of this Agreement.

                  (b) It is expressly understood and agreed that the Shareholder or any future holders of Certificates (the "Holders") shall not have any right with respect to any Shares held by the Trustee to vote, to take part in, to consent to or in any way control or limit any corporate or shareholders' action.

                  (c) In voting the Shares held pursuant to this Agreement (either in person or by Proxy), the Trustee shall exercise its reasonable business judgment and may take such part in the management of the Company's affairs as it deems appropriate.

                  (d) It is expressly understood and agreed that at any time, subject to compliance with: (i) all applicable federal and state securities laws, (ii) all applicable shareholder agreements and (iii) any underwriter lock-up agreements that a Holder may sell, assign or otherwise transfer any of the Certificates and may pledge or otherwise encumber the Certificates; provided, however, the Shares represented by such Certificates shall continue to be bound by this Agreement and the new Holder shall sign a copy of this Agreement.

                  (e) The Trustee shall have the right, in its sole discretion and at any time during the term of this Agreement, to permit any Holder to sell, assign or otherwise transfer all or any portion of the Shares represented by the Holder's Certificates free of this Agreement, and this Agreement will continue in full force and effect with respect to all remaining Shares.

                  (f) It is also expressly understood and agreed that the Trustee has no rights in the Shares other than the voting rights set forth in this Agreement. All of the economic benefits of ownership of the Shares remain vested in the Shareholders. The Trustee may not at any time sell, transfer, assign, pledge or otherwise encumber any of the Shares without the consent of the relevant Holders.

         6. Term. This Agreement shall continue in effect for a period extending until the earlier of (a) July 15, 2010 or (b) the date that the Trustee and Shareholder agree in writing to terminate this Agreement.

         7.       Termination Procedure.

                  (a) Upon the termination of this Agreement, the Trustee shall mail written notice of such termination to the registered owners of the Certificates, at the addresses appearing on the transfer books of the Trustee. After the date of any such notice, the Certificates shall cease to have any effect, and the Holders of the Certificates shall have no further rights under this Agreement other than to receive certificates for shares of stock of the Company or other property distributable under the terms of this Agreement and upon the surrender of the Certificates.

                  (b) Promptly following the termination of this Agreement and the surrender to the Trustee of the Certificates, the Trustee shall take all actions necessary to have the record ownership of that number of Shares represented by the Certificates transferred on the books of the Company into the name of the Holder or the Holder's nominees and shall have the Certificates representing such Shares delivered to such Holder or the Holder's nominee. The Trustee shall deliver to each registered Holder, stock certificates for the number of Shares represented by the Certificate held by such Holder, upon the surrender of the properly endorsed Certificate.

         8.       Dividends.

                  (a) Prior to the termination of this Agreement the Holders shall be entitled to receive payments of cash dividends, if any, paid by the Company upon a like number and class of shares of Common Stock as is represented by each Certificate. If any dividend or distribution in respect of the Shares deposited with the Trustee is paid, in whole or in part, in stock of the Company having general voting powers, the Trustee shall receive and hold, subject to the terms of this Agreement, the certificates for stock which are distributed on account of such dividend or distribution and the Holder shall be entitled to receive a Certificate issued under this Agreement for the number of shares and class of stock received as such dividend or distribution with respect to the Shares represented by such Certificate. The Trustee shall have no interest in such dividend Shares, other than the right to exercise voting rights.

                  (b) If any dividend or distribution in respect of the stock deposited with the Trustee is paid other than in cash or in capital stock having general voting powers, then the Trustee shall distribute such dividend or distribution to the Holders registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the Holders entitled to receive such distribution.

Such distribution shall be made to such Holders ratably, in accordance with the number of Shares represented by their respective Certificates.

                  (c) The Trustee shall instruct the Company, in writing, to pay all cash dividends directly to the Holders or their legal representatives.

                  (d) The Company is authorized to report or direct the reporting of such dividends to federal or state taxing authorities, as required by law, using the respective taxpayer identification number of each Holder. Each Holder agrees to provide the Company with such additional information as is requested by the Company for such purpose.

         9. Dissolution of the Company. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, to the extent that any distributions are received by the Trustee, the Trustee shall distribute any securities, rights, or property, to which the Holders are entitled, among the registered Holders or their legal representatives in proportion to their interests, as shown by the books of the Trustee.

         10. Reorganization of Company. In case the Company is merged into or consolidated with another corporation, or entity, or all or substantially all of the assets of the Company are transferred to another corporation or entity, then in connection with such transfer, the term "Company" for all purposes of this Agreement shall be taken to include such successor corporation or entity, and the Trustee shall receive and hold as Trustee under this Agreement any stock of such successor corporation received on account of the ownership, of the stock held under this Agreement, prior to such merger, consolidation, or transfer.

         11.      Trustee.

                  (a) The Trustee (and any successor Trustee) may at any time resign by mailing to the registered Holders a written resignation, to take effect thirty days thereafter or upon the prior acceptance of the duties of Trustee by a successor Trustee.

                  (b) The rights, powers, and privileges of the Trustee named under this Agreement shall be possessed by any successor Trustee, with the same effect as though such successors had originally been parties to this Agreement. The word "Trustee" as used in this Agreement, means the Trustee or any successor Trustee acting under this Agreement.

         12. Notices. To be effective, a notice or other communication required or permitted by this Agreement must be in writing. All notices and other communications shall be delivered by overnight courier service or hand delivery. Communications shall be addressed to the intended recipient at the address specified below, or to such other address as the intended recipient may have designated in a writing previously delivered to the sender:

If to the Company:                         If to the Trustee:

IXION BIOTECHNOLOGY, INC.                  QVESTOR
13704 Progress Boulevard, Box 13           c/o The Corporation Trust Company
Alachua, Florida 32615                     1209 Orange Street
                                           Wilmington, DE

                                           With a copy to:

                                           Terence F. Brennan, Esq.
                                           Holland & Knight LLC
                                           P.O. Box 1526
                                           Orlando, FL  32802

If to the Shareholder:


------------------------------
------------------------------
------------------------------

         13. Governing Law and Venue. This Agreement shall be governed by and construed under the laws of Delaware. Any suit brought to enforce or construe any provision of this Agreement shall be brought only in the appropriate court located in Orange County, Florida; provided, however, the Trustee may initiate an action in any jurisdiction having jurisdiction over the parties to enjoin a violation of this Agreement.

         14. Entire Agreement. This Agreement, including its exhibits, constitutes the entire agreement of the parties concerning its subject matter and supersedes any prior or contemporaneous agreements or understandings among them, concerning its subject matter.

         15. Amendment. Upon the written consent of the Trustee and Shareholder any provisions of this Agreement may be amended.

         16. Voting Power. For the purposes of this Agreement, "Voting Power" related to Shares shall mean the underlying voting power of the Shares.

         17. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Voting Trust Agreement as of the date first written above.



Date:-------------------------     ------------------------------
                                   Shareholder




                                   QVESTOR, LLC ("Trustee")


Date:-------------------------     By:---------------------------


                                   IXION BIOTECHNOLOGY, INC. ("Company")
                                   13704 Progress Boulevard, Box 13
                                   Alachua, Florida 32615


Date:-------------------------     By:----------------------------

                            EXHIBIT A (to Exhibit 1)
                            ------------------------


                                Trust Certificate
                                -----------------

No. ------                                       --------------- Shares of Stock

         QVESTOR, LLC, the Trustee of the shares deposited under a Voting Trust Agreement effective ------------------, having received certain shares of IXION BIOTECHNOLOGY, INC., a Delaware corporation (the "Company"), pursuant to such Agreement, hereby certifies that ----------------- will be entitled to receive a certificate for --------------- fully paid --------------- shares of the Company on the expiration of the Voting Trust Agreement, and in the meantime shall be entitled to receive payments equal to any dividends that may be collected by the Trustee upon a like number of such shares held by him under the terms of the Voting Trust Agreement.

         Neither this certificate, nor the shares of capital stock for which it is issued, have been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and no transfer or assignment of this certificate or the shares for which it is issued may be made in the absence of an effective registration statement under such laws or the availability of exemptions from the registration provisions thereof in respect of such transfer or assignment.

         This certificate is subject to restrictions on transfer contained in the Voting Trust Agreement dated as of -------------------, and the Shareholders Agreement dated July 14, 2000 among the Company, the Shareholder, and certain other shareholders named therein, including without limitation, all conditions, rights of first refusal, options, or other restrictions on transfer of the shares and is transferable only on the books of the undersigned Trustee by the registered holder in person or by his duly authorized attorney, and the holder hereof consents that the undersigned Trustee may treat the registered holder hereof as the trust owner for all purposes, except the delivery of share certificates, which delivery shall not be made without the surrender hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Voting Trust Certificate as of this --------- day of -----------------------.


                                  QVESTOR, LLC



                                  By:--------------------------

                                   EXHIBIT 5.6
                                   -----------

                             Certificate of Company


                                  See attached.

                                   EXHIBIT 5.7
                                   -----------

       Written Opinion of Company's Counsel (Brashear & Associates, P.L.)



                                 July 14, 2000




Qvester, LLC



Gentlemen:

         We refer to the Stock Purchase Agreement, dated as of July 14, 2000 (the "Purchase Agreement"), between Ixion Biotechnology, Inc., a Delaware corporation (the "Company") and Qvester LLC, a Delaware limited liability company (the "Purchaser"). We render this opinion pursuant to subsection 5.7 of the Purchase Agreement as counsel to the Company. Capitalized terms used but not defined herein have the meanings given them in the Purchase Agreement.

I.       Documents Reviewed

         In preparing this opinion we have reviewed the following documents:
         A.       The Purchase Agreement;

         B. The Shareholders' Agreement dated July 14, 2000 among the Company, the Purchaser, Ammon B. Peck Ph.D, Weaver H. Gaines and David C. Peck (the "Shareholders' Agreement");

         C. The Employment Agreement dated July 14, 2000 between the Company and Weaver H. Gaines (the "Employment Agreement");

         D. Voting Trust Agreement dated July 14, 2000, between the Company and the Purchaser (the "Voting Trust Agreement");

         E. David C. Peck Director's Agreement dated July 14, 2000 (the "Director's Agreement");

         F. Agreements and Releases dated as of July 14, 2000, between the Company and Weaver H. Gaines, Theodore L. Snow, David C. Peck and Ammon B. Peck, respectively (collectively, the "Agreement and Release").

         (Note:  The  above-referenced   Shareholders'   Agreement,   Employment
Agreement , Voting Trust Agreement, Director's Agreement, and Agreement and Release shall hereinafter be referred to collectively as the "Documents.")

         G. The form of stock certificates of the Company's Common Stock to be issued pursuant to the Purchase Agreement;

         H. The minute books, stock books and stock transfer ledgers of the Company.

         In addition, we have examined such records, certificates and other documents of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. We have, when relevant facts were not independently established, relied upon representations and certificates of the officers of the Company. In addition, having no independent knowledge of contrary facts, we have also obtained at our request, examined and relied upon, certificates of public officials and certificates, affidavits, opinions and written representations of the officers of the Company and such other corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Except as expressed below, we have made no special investigation or review of any judgments, decrees, franchises, certificates, permits or the like, and have made no independent search of the records of any judicial authority or governmental agency.

II.      Qualifications, Exceptions, Assumptions and Limitations.

         The opinions expressed in Section III herein are subject to the following qualifications, exceptions, assumptions and limitations:

A. We express no opinion as to the laws of any jurisdiction other than the State of Delaware, the State of Florida and the federal laws of the United States of America.

B. We have assumed: (i) the genuineness of all signatures on and the authenticity of all documents examined by us and the conformity to originals of all documents submitted as certified or photostatic copies thereof; (ii) that all documents and agreements to which the Company is a party will be construed in accordance with the internal laws of the jurisdictions specified by the parties therein; (iii) that no fraud or dishonesty exists with respect to any of the matters relevant to our opinions; and (iv) the legal capacity of all natural persons.

C. This opinion is further subject to the qualifications that the enforceability of the Articles, the Purchase Agreement and the Documents may be limited by and subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws affecting creditors' rights; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), commercial reasonableness and conscionability; and (iii) the power of the courts to award damages in lieu of equitable remedies.

D. We have assumed, with respect to the Purchaser: (i) the due authorization, execution and delivery by such Purchaser of all documents and instruments to which it is a party; (ii) the legality, binding effect, validity and enforceability as to or as against such Purchaser of all documents and instruments to which it is a party or by which it is bound; (iii) the absence of any requirement of consent, approval or authorization by any person or by any governmental authorities with respect to such Purchaser; and (iv) the organization, existence and good standing of the Purchaser and that such Purchaser has all necessary power and authority to execute, deliver and perform the Documents to which it is a party.

E. We have assumed that the Purchaser's principal place of business is in the State of Delaware.

F. We have assumed: (i) the due authorization, execution and delivery by all parties other than the Company of the Purchase Agreement and the Documents and of all agreements and documents which are to be executed and delivered by such other parties pursuant thereto; (ii) the accuracy of the representations and warranties made by the Company as to matters of fact in or pursuant to the Purchase Agreement and the Documents; and (iii) that the Purchase Agreement and the Documents are valid, binding and enforceable obligations of all the parties thereto (other than the Company).

G. We have further assumed those matters described in Section II.K of the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of the Florida Bar (the "Report"), a copy of which is attached hereto, is incorporated by reference into this opinion.

III.     Opinions

Based upon and relying on the assumptions and limitations set forth herein, it is our opinion that:

A. The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

B. The Company is duly qualified as a foreign corporation to transact business in the state of Florida, and is in good standing in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect upon the business prospects, financial condition or operating results of the Company.

C. The Company has all necessary corporate power and authority to execute, deliver and perform the Purchase Agreement and the Documents to which the Company is a party, and to own its property and to conduct its business in the manner in which such business is currently being conducted.

D. The Purchase Agreement and the Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, and each such agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

E. In accordance with subsection 2.2 of the Purchase Agreement, the Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock and 1,000,000 shares of Preferred Stock.

F. In accordance with subsection 5.8(b) of the Purchase Agreement, the employment agreement dated August 31, 1994 between David C. Peck and the Company and the consulting agreement dated July 1, 1996 between David C. Peck and the Company have been terminated and pursuant to such termination, David C. Peck has released the Company, the Purchaser and Q-Med AB from all liability and obligations whatsoever arising under the aforementioned agreements or the termination thereof, other than those obligations recognized in the Director's Agreement.

G. In accordance with subsection 5.10 of the Purchase Agreement, the Company has terminated the following deferred compensation plans and all modification amendments and renewals thereof: (i) the Deferred Compensation Plan Agreement with David C. Peck dated April 1, 1994; (ii) the Deferred Compensation Plan Agreement with Ammon B. Peck dated June 1,

1994; (iii) the Deferred Compensation Plan Agreement with Weaver H. Gaines dated January 1, 1994; and (iv) the Deferred Compensation Plan Agreement with Theodore
L. Snow dated January 3, 1994. Moreover, the Company has obtained releases in favor of the Company, the Purchaser and Q-Med AB from the aforementioned individuals releasing the Company, the Purchaser and Q-Med AB from all obligations and liabilities whatsoever arising under the aforementioned plans or the termination thereof. In addition, all deferred compensation amounts arising pursuant to the aforementioned plans have been converted into Company Common Stock at the rate of Four Dollars ($4.00) per share.

H. In accordance with subsection 5.9 of the Purchase Agreement, any landlord's consents that may be required under the Real Property leases with respect to the properties leased by the Company to permit such leases to remain in effect on their current terms and conditions following the Closing have been obtained by the Company.

I. The Common Stock issuable at the Closing have been duly authorized and reserved for issuance by the Company, there are no statutory or, to our knowledge, contractual or preemptive rights of stockholders with respect to the issuance of such Common Stock, and such Common Stock shall be validly issued, fully paid and nonassessable.

J. The execution and delivery by the Company of the Purchase Agreement, the Documents and the other agreements contemplated in the Purchase Agreement, the issuance of the Common Stock to the Purchaser upon Closing, do not and will not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Articles, the Company's Bylaws, or, to the best of our knowledge, any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject and which is known to us.

K. As of the Closing Date and giving effect to the transaction contemplated in this Agreement, the authorized capital stock of the Company consists solely of twenty million (20,000,000) shares of Common Stock, of which 6,773,653 common shares are issued and outstanding, 268,400 common shares (less shares reserved for Purchaser prior to Closing) are reserved for issuance upon exercise of options granted, and 48,185 common shares (including warrants to purchase 3,042 common shares claimed by The University of Florida Research Foundation, Inc.) are reserved for issuance upon exercise of outstanding warrants. Except as set forth in Schedule 2.2 of the Purchase Agreement, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any shares of its capital stock. All issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

L. To the best of our knowledge, there are no (a) outstanding shares of stock or securities convertible into or exchangeable or exercisable for shares of the Company's capital stock, (b) other than as set forth in Schedule 2.2 of the Purchase Agreement, outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or commitments or claims of any character relating to, any such capital stock or any shares of stock or securities convertible into or exchangeable or exercisable for any such capital stock.

M. To the best of our  knowledge,  based on  information  provided  to us by the
Company: (i) there have been no material change in the business, assets, properties, operations, financial status or prospects of the Company since the Balance Sheet Date; (ii) there is no material action, suit, proceeding or investigation against the Company which is pending or threatened before any court, arbitrator or governmental agency or authority; (iii) the Company is not in violation of or in default under the Articles or any judgments, injunctions, orders or decrees binding upon it; and (iv) there is no claim that the Company is not in material violation or default of or under its bylaws or the agreements required to be listed in Schedule 2.15 to the Purchase Agreement.

The qualification of any opinion or statement herein by the use of the words "to the best of" or words of similar import (unless otherwise stated) means that, during the course of our representation of the Company, no information has come to our attention which gives us actual knowledge of the existence of such matters, documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court file or indices) and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. Without our prior written consent, this opinion may not be relied upon by anyone other than you and your legal counsel or quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity.

                                               Sincerely,

                                               BRASHEAR & ASSOCIATES, P.L.


                                                            /S/
                                               By:--------------------------
                                               Bruce Brashear, Esq.

                                 EXHIBIT 5.8(a)
                                 --------------

               Employment Agreement between Company and W. Gaines





                                 See attached.

                                 EXHIBIT 5.8(b)
                                 --------------

                       Director's Agreement of David Peck



                                  See attached.

                                   EXHIBIT 6.5
                                   -----------

                            Certificate of Purchaser




                                  See attached.

                                   EXHIBIT 6.6
                                   -----------


        Side Letter (Q-Med) and Amended and Restated Side Letter (Q-Med)




                                  See attached.